UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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NATIONAL DATACOMPUTER, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NATIONAL DATACOMPUTER, INC.
900 Middlesex Turnpike, Bldg. #5, Billerica, Massachusetts 01821

March 2, 2007

To Our Stockholders:

You are cordially invited to attend the Special Meeting of Stockholders of National Datacomputer, Inc. to be held at 10:00 a.m. on Friday, March 30, 2007, at the offices of the Company, located at 900 Middlesex Turnpike, Bldg. 5, Billerica, Massachusetts 01821.

The matters expected to be acted upon at this meeting are described in detail in the following Notice of the Special Meeting of Shareholders and Proxy Statement.

We hope you will be able to attend the Special Meeting. Whether or not you expect to attend the meeting, after you have read the following notice of the Special Meeting of Shareholders and the Proxy Statement please complete, date, sign and promptly return the accompanying proxy card in the enclosed postage-paid envelope so that your shares will be represented at the meeting. Returning the proxy does not preclude your right to attend the meeting and to vote your shares in person.

We look forward to seeing you at the meeting.

Sincerely,

John P. Ward
Chairman of the Board of Directors

YOUR VOTE IS IMPORTANT.
PLEASE RETURN YOUR PROXY PROMPTLY.

NATIONAL DATACOMPUTER, INC.
900 Middlesex Turnpike, Bldg. #5, Billerica, Massachusetts 01821

NOTICE OF THE SPECIAL MEETING OF STOCKHOLDERS
To be Held Friday, March 30, 2007
To Our Stockholders:

NOTICE IS HEREBY GIVEN that the Special Meeting of National Datacomputer, Inc., a Delaware corporation (the “Company”), will be held on Friday, March 30, 2007, at the offices of the Company, located at 900 Middlesex Turnpike, Bldg. 5, Billerica, Massachusetts 01821 at 10:00 a.m. for the following purposes:

1.
To approve an amendment to the Company’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”) to increase the number of authorized shares of the Company’s Common Stock (Proposal One);

2.	To approve an amendment to the Company’s Certificate of Incorporation to decrease the par value of the Company’s Common Stock (Proposal Two);

3.
To approve an amendment to the Company’s Certificate of Incorporation to authorize the issuance of serial Preferred Stock, with authority vested in the Board of Directors of the Company to prescribe the classes, series and number of each class or series of the Preferred Stock of the Company and the voting powers, designations, preferences limitations, restrictions and relative rights of each class or series of the Preferred Stock of the Company (Proposal Three);

4.	To adopt the 2007 Employee, Director and Consultant Stock Plan and to reserve 2,000,000 shares of the Company’s Common Stock for grant under that plan (Proposal Four);

5.	To approve the sale and issuance of shares of the Company’s Common Stock to the Company’s current executive officers and members of the Board of Directors (Proposal Five); and

6.	To transact such other business as may be properly brought before the Special Meeting and any adjournments thereof.

WHO MAY VOTE:

The Board of Directors has fixed the close of business on March 2, 2007 as the record date for the determination of stockholders entitled to notice of and to vote at the Special Meeting and at any adjournments thereof. A list of stockholders of record will be available at the meeting and, during the 10 days prior to the meeting, at the office of the Corporate Secretary of the Company at the Company’s principal executive offices.

All stockholders are cordially invited to attend the Special Meeting. Whether you plan to attend the Special Meeting or not, you are requested to complete, sign, date and return the enclosed proxy card as soon as possible in accordance with the instructions on the proxy card. A pre-addressed, postage prepaid return envelope is enclosed for your convenience.

BY ORDER OF THE BOARD OF DIRECTORS

John P. Ward
Billerica, Massachusetts	Chairman of the Board of Directors
March 2, 2007

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE SPECIAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IN THE UNITED STATES.

NATIONAL DATACOMPUTER, INC.
900 Middlesex Turnpike, Bldg. #5, Billerica, Massachusetts 01821
(978) 663-7677

PROXY STATEMENT
 FOR THE SPECIAL MEETING OF STOCKHOLDERS
March 2, 2007

GENERAL INFORMATION ABOUT THE SPECIAL MEETING

Why did you send me this Proxy Statement?

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of National Datacomputer, Inc., a Delaware corporation (the “Company” or “National Datacomputer”), of proxies, in the accompanying form, to be used at the Special Meeting of Stockholders to be held at the offices of the Company, located at 900 Middlesex Turnpike, Bldg. 5, Billerica, Massachusetts 01821 on Friday, March 30, 2007 at 10:00 a.m., and any adjournments thereof (the “Meeting”).  This Proxy Statement along with the Notice of Special Meeting of Stockholders summarizes the purposes of the Meeting and the information you need to know about the Meeting.

This Proxy Statement, the Notice of Special Meeting of Stockholders and the accompanying proxy card are being mailed on or about March 8, 2007 to all stockholders entitled to notice of and to vote at the Meeting.

As used in this Proxy Statement, the terms “National Datacomputer,” the “Company,” “our” and “we” each refers to National Datacomputer, Inc..

Who can vote?

Only those stockholders who owned National Datacomputer common stock, $.08 par value per share (the “Common Stock” or the “Shares”), at the close of business on the record date are entitled to vote at the Meeting. The close of business on March 2, 2007 has been fixed as the record date for determining the stockholders entitled to notice of and to vote at the Meeting. As of the close of business on Friday, March 2, 2007 the Company had 27,599,047 shares of Common Stock outstanding and entitled to vote.

You do not need to attend the Meeting to vote your Shares. Shares represented by valid proxies, received in time for the Meeting and not revoked prior to the Meeting, will be voted at the Meeting. A stockholder may revoke a proxy before the proxy is voted by delivering to our Corporate Secretary a signed statement of revocation or a duly executed proxy card bearing a later date. Any stockholder who has executed a proxy card but attends the meeting in person may revoke the proxy and vote at the meeting.

How many votes do I have?

Each share of National Datacomputer Common Stock entitles you to one vote.

How do I vote?

Whether you plan to attend the Meeting or not, we urge you to vote by proxy. Voting by proxy will not affect your right to attend the Meeting. If your Shares are registered directly in your name through our stock transfer agent, American Stock Transfer & Trust Company, or you have stock certificates, you may vote:

•
By mail.   Complete and mail the enclosed proxy card in the enclosed postage prepaid envelope. Your proxy will be voted in accordance with your instructions. If you sign the proxy card but do not specify how you want your Shares voted, they will be voted as recommended by the Company’s Board of Directors.

•	In person at the Meeting. If you attend the Meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the Meeting.

If your Shares are held in “street name” (held in the name of a bank, broker or other nominee), you must provide the bank, broker or other nominee with instructions on how to vote your Shares and can do so as follows:

•	By mail. You will receive instructions from your broker or other nominee explaining how to vote your Shares.

•
In person at the Meeting.   Contact the broker or other nominee who holds your Shares to obtain a broker’s proxy card and bring it with you to the Meeting. You will not be able to vote at the Meeting unless you have a proxy card from your broker.

•	By Internet or by telephone. Follow the instructions you receive from your broker to vote by Internet or telephone.

How does the Board of Directors recommend I vote on the Proposals?

The Board of Directors recommends that you vote as follows:

•	“FOR” the amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of Common Stock;

•	“FOR” the amendment to the Company’s Certificate of Incorporation to decrease the par value of the Company’s Common Stock;

•	“FOR” the amendment to the Company’s Certificate of Incorporation to authorize a class of undesignated Preferred Stock;

•	“FOR” the adoption of the 2007 Employee, Director and Consultant Stock Plan and the reservation of 2,000,000 shares of the Company’s Common Stock for grant under that plan; and

•	“FOR” the approval of the sale and issuance of shares of the Company’s Common Stock to the current directors and officers.

If any other matter is presented, the proxy card provides that your shares will be voted by the proxy holder listed on the proxy card in accordance with his or her best judgment. At the time this Proxy Statement was printed, we knew of no matters that needed to be acted on at the Meeting, other than those discussed in this Proxy Statement.

May I revoke my proxy?

If you give us your proxy, you may revoke it any time before the Meeting. You may revoke your proxy in any one of the following ways:

•signing a new proxy card and submitting it as instructed above;

•if your Shares are held in street name, revoking by Internet or by telephone as instructed above. Only your latest Internet or telephone vote will be counted;

•notifying National Datacomputer’s Secretary in writing before the Meeting that you have revoked your proxy; or

•attending the Meeting in person and voting in person. Attending the Meeting in person will not in and of itself revoke a previously submitted proxy unless you specifically request it.

Any stockholder who has executed a proxy but is present at the Meeting, and who wishes to vote in person, may do so by revoking his or her proxy as described in the preceding paragraph.

What if I receive more than one proxy card?

You may receive more than one proxy card or voting instruction form if you hold your Shares in more than one account, which may be registered in form or held in street name. Please vote in the manner described under How do I vote? for each account to ensure that all of your Shares are voted.

Will My Shares be Voted if I Do Not Return My Proxy Card?

If your Shares are registered in your name or if you have stock certificates, they will not be voted if you do not return your proxy card by mail or vote at the meeting as described above under How do I vote? If you hold your Shares through a broker, bank or other representative, generally the broker or your representative may only vote the Common Stock that it holds for you in accordance with your instructions. We encourage you to provide voting instructions. This ensures your Shares will be voted at the Meeting in the manner you desire. However, if it has not timely received your instructions, the broker or your representative may vote on only certain matters for which it has discretionary voting authority. If a broker or your representative cannot vote on a particular matter because it does not have discretionary voting authority, or if a broker or your representative may, but does not, exercise such discretionary authority, this is a “broker non-vote” on that matter.

What vote is required to approve each proposal and how are votes counted?

The affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required for the approval of Proposals 1, 2 and 3, the approval of the amendments to the Company’s Certificate of Incorporation. Abstentions and broker non-votes will have the same effect as a vote against the proposal.

The affirmative vote of the holders of a majority of the Common Stock present or represented and voting at the Meeting is required for the approval of Proposal 4, the adoption of the Company’s new stock plan and Proposal 5, the approval of the sale and issuance of shares of Common Stock. Abstentions will have the same effect as a vote against the proposal but broker non-votes will have no effect on the vote.

Where a stockholder specifies a choice on the proxy as to how his or her Shares are to be voted on a particular matter, the Shares will be voted accordingly. If no choice is specified, the Shares will be voted “FOR” the amendments to the Company’s Certificate of Incorporation, “FOR” the adoption of the Company’s new stock plan and “FOR” the sale and issuance of shares of Common Stock to the Company’s directors and officers. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date.

Anthony Stafford and his four children beneficially own an aggregate of approximately 20,226,157 shares of our Common Stock, or 73.29%, and thus a majority, of all outstanding shares of our Common Stock. Mr. Stafford has sole voting authority (but not the disposition power) over all of such shares and will thus be able to control the vote on any matter coming before the stockholders. Mr. Stafford has indicated to us that he will vote in favor of all of the proposals. Therefore, stockholder approval of all the proposals is assured.

In addition, upon our receipt of stockholder approval and our issuance of certain shares of our Common Stock as described in Proposal 5 herein, Mr. Stafford and his children will beneficially own an aggregate of 57.39%, and thus a majority, of all outstanding shares of our Common Stock. Mr. Stafford will be able to control the outcome of future matters requiring stockholder approval, including, but not limited to:

•	the election all of our directors;
•	the amendments to our certificate of incorporation or by-laws; and
•	the agreement to or prevent mergers, consolidations or the sale of all or substantially all our assets.

As a result, Mr. Stafford’s significant ownership interest could adversely affect potential future investors’ perception of our corporate governance or delay, prevent or cause a change in control of our company, any of which could adversely affect the market price of our Common Stock.

Is voting confidential?

We will keep all the proxies, ballots and voting tabulations private. We only let our counsel, as Inspectors of Elections, and our transfer agent, American Stock Transfer & Trust Company (for purposes of tabulating the votes), examine these documents. We will not disclose your vote to management unless it is necessary to meet legal requirements. We will, however, forward to management any written comments you make, on the proxy card or elsewhere.

What are the costs of soliciting these proxies?

The cost of soliciting proxies, including expenses in connection with preparing and mailing this Proxy Statement, will be borne by the Company. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of Common Stock of the Company for their expenses in forwarding proxy material to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, telegram, telex and personal solicitation by the directors, officers or employees of the Company. No additional compensation will be paid for such solicitation.

What constitutes a quorum for the Meeting?

Shares represented in person or by valid proxies in the form enclosed received in time for use at the Meeting and not revoked at or prior to the Meeting, will be voted at the Meeting. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of the Common Stock is necessary to constitute a quorum at the Meeting. Votes of stockholders of record who are present at the Meeting in person or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our Common Stock as of March 2, 2007 for (a) each stockholder known by us to own beneficially more than 5% of our Common Stock, (b) each current member of the Board of Directors, (c) each executive officer named in the Summary Compensation Table on page 7 hereof, and (d) all current directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities.

	Shares Beneficially Owned(1)
Name	Number	Percent
Anthony Stafford(2) c/o Codec Systems Limited Hyde House, Adelaide Road Dublin 2, Ireland	20,226,157	73.29
Conor Stafford c/o Codec Systems Limited Hyde House, Adelaide Road Dublin 2, Ireland	2,500,000	9.06
Paula Stafford c/o Codec Systems Limited Hyde House, Adelaide Road Dublin 2, Ireland	2,500,000	9.06
Fiona Stafford c/o Codec Systems Limited Hyde House, Adelaide Road Dublin 2, Ireland	2,500,000	9.06
Ronan Stafford c/o Codec Systems Limited Hyde House, Adelaide Road Dublin 2, Ireland	2,500,000	9.06
Mary Lee Ingoldsby P.O. Box 647 Hingham, MA 02043	2,022,616	7.33
John P. Ward(3)	38,868	*
William R. Smart(4)	106,250	*
John H. MacKinnon	93,950	*
William B. Berens	-	-
Bruna A. Bucacci	77,000	*
All executive officers and directors as a group (5 persons)(3)(4)	316,068	1.14

*Represents beneficial ownership of less than 1% of the Company’s outstanding shares of Common Stock.

(1)
The number of shares of Common Stock issued and outstanding on March 2, 2007 was 27,599,047. The calculation of percentage ownership of each listed beneficial owner is based upon the number of shares of Common Stock issued and outstanding on March 2, 2007, including shares of Common Stock subject to options and/or warrants held by such person at March 2, 2007 and exercisable within 60 days thereafter. The persons and entities named in the table have sole voting and investment power with respect to all Shares shown as beneficially owned by them, except as noted below.

(2)
Includes 10,000,000 shares beneficially owned by Mr. Stafford’s four children: Conor Stafford, Paula Stafford, Fiona Stafford and Ronan Stafford. Mr. Stafford has voting control over all of such shares.

(3)	Includes 10,000 shares issuable to Mr. Ward upon his exercise of options to purchase our Common Stock.

(4)	Includes 10,000 shares issuable to Mr. Smart upon his exercise of options to purchase our Common Stock.

Effective December 1, 2006, 22,301,900 shares of our Common Stock held by Capital Bank Grawe Gruppe AG (“CapitalBank”) were transferred to A.S.T., Inc. and its affiliate (together “AST”). In addition to the 22,301,900 shares of our Common Stock held by CapitalBank, CapitalBank also sold its right to receive 8,037,336 shares of our Common Stock issuable as payment and satisfaction of interest that was due as of December 1, 2006 under the terms of our shares of Series B, C and D Convertible Preferred Stock that were held by CapitalBank on such date. The 8,037,336 shares issuable to CapitalBank were not previously issued due to a lack of sufficient shares of Common Stock authorized for issuance. CapitalBank also sold its shares of our Preferred Stock, which constituted all of the 4,150 issued and outstanding shares of our Preferred Stock. As of such date, the 22,301,900 shares represented approximately 83.71% of our outstanding Common Stock. If the 8,037,336 shares due as interest payments had been issued, CapitalBank would have held 30,339,236 shares, which would have represented approximately 87.49% of our outstanding Common Stock. See Proposal 5 for additional information with respect to the transfer of shares from CapitalBank to AST and then to the Company.

On January 18, 2007, we completed our purchase of all of the shares of our Common Stock, or rights thereto, and all of the shares of our Preferred Stock held by AST and immediately thereafter sold 20,226,157, 2,022,616 and 1,011,308 shares of our Common Stock to three new investors, Anthony Stafford (and his four children), Mary Lee Ingoldsby and Neil Aronson (a partner at the Company’s outside legal counsel), respectively, for $0.0197764 per share, or an aggregate purchase price of $400,000, $40,000 and $20,000, respectively. As a condition to the purchase of our Common Stock by Mr. Stafford, each of our executive officers and the members of our Board of Directors also agreed to purchase an aggregate 7,079,155 shares at the same purchase price of $0.0197764 per share. Upon consummation of the sale of our Common Stock to our executive officers and the members of our Board of Directors, subject to the approval by the stockholders, Mr. Stafford’s shares will represent approximately 57.39% of 35,242,438 shares of our Common Stock that will become outstanding once the Company issues 7,079,155 shares to the executive officers and members of our Board of Directors and an aggregate of 542,236 shares to the members of our Board of Directors as part of compensation earned in the previous year. See Proposal 5 for additional information with respect to the issuance of the 7,079,155 shares to the executive officers and members of our Board of Directors.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table sets forth all compensation paid or accrued during the last two fiscal years ended December 31, 2005 and December 31, 2006 to our Chief Executive Officer and our executive officers, other than our Chief Executive Officer, whose compensation exceeded $100,000 during the fiscal year ended December 31, 2006.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
William B. Berens President and Chief Executive Officer	2006	130,473 (2)	10,000				140,473
	2005	130,580					130,580
John P. Ward President and Chief Executive Officer	2006	28,188 (3)					28,188
	2005	126,180					126,180
Bruna A. Bucacci Chief Accounting Officer	2006	98,151 (4)	5,000				103,151
	2005	96,000					96,000

(1)	Represents bonuses earned in the fiscal year ended December 31, 2006, which have not yet been paid.
(2)
Mr. Berens joined us as our Vice President of Sales on March 1, 2004 and he became our President and Chief Executive Officer on March 6, 2006. Effective as of March 6, 2006, Mr. Berens has agreed to defer 13% of his annual compensation on an ongoing basis pending improvement in the Company’s operations and resulting cash position.

(3)
Mr. Ward joined us as our President and Chief Executive Officer in April 2001 and he retired on March 6, 2006. Mr. Ward is currently the Chairman of our Board of Directors. Effective as of August 16, 2004, Mr. Ward had agreed to defer 20% of his annual compensation earned while he was an officer of the Company pending improvement in the Company’s operations and resulting cash position.

(4)	Ms. Bucacci joined us as our Controller in May 1996 and in April 2004, she assumed the additional position of Director of Operations. She become our Chief Accounting Officer on November 21, 2005.

Mr. Berens became our President and Chief Executive Officer on March 6, 2006. We have not entered into a written employment agreement with him, but we have arranged for him to receive an annual salary of $150,000, 13% of which will be payable on a later date when we determine that the Company’s operations and resulting cash position has sufficiently improved. We have also agreed that in the event of the termination of Mr. Berens’ employment by us for any reason, provided that at the time of termination, he has not engaged in any illegal wrongdoing or acted in a manner that was not in the best interest of the Company, Mr. Berens will be entitled to receive as severance payment, a payment equal to six months’ of his annual salary to be paid on a monthly basis. He will also be eligible to receive continued medical and dental benefits for such six-month period. We do not have any arrangements with Mr. Berens for any types of additional compensation, including bonus payments, insurance premium payments, payments upon a termination following a change of control and retirement benefits. For his fiscal 2006 performance, Mr. Berens earned a bonus of $10,000, however such bonus has not yet been paid as of the date hereof. We have not issued Mr. Berens any stock awards or options to purchase shares of our Common Stock.

Mr. Ward served as our President and Chief Executive Officer from April 2001 through March 6, 2006. We did not enter into a written employment agreement with him, but had arranged for him to receive an annual salary of $150,000, 20% of which will be payable on a later date when we determine that the Company’s operations and resulting cash position has sufficiently improved. Mr. Ward has since retired and we do not have any arrangements with him for any types of additional compensation, including retirement benefits, except any compensation he may be entitled to for his services as Chairman of our Board of Directors (as further described below). For his fiscal 2006 performance, Mr. Ward was not awarded any bonus. On May 21, 1999, we issued Mr. Ward an option to purchase 10,000 shares of our Common Stock at an exercise price of $.075 per share. We have not issued Mr. Ward any other stock awards or options to purchase shares of our Common Stock.

Ms. Bucacci became our Chief Accounting Officer on November 21, 2005. We have not entered into a written employment agreement with her, but we have arranged for her to receive an annual salary of $101,000. We do not have any arrangements with Ms. Bucacci for any types of additional compensation, including bonus payments, severance payments, insurance premium payments, payments upon a termination following a change of control and retirement benefits. For her fiscal 2006 performance, Ms. Bucacci earned a bonus of $5,000, however such bonus has not yet been paid as of the date hereof. In the 2005 fiscal year, we paid Ms. Bucacci $96,000 as her annual salary and we arranged for her to receive 77,000 shares of our Common Stock in lieu of a cash increase to her salary from the amount she received during the 2004 fiscal year. We have not issued her any other stock awards or options to purchase shares of our Common Stock.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table shows grants of stock options and grants of unvested stock awards outstanding on the last day of the fiscal year ended 2006, including both awards subject to performance conditions and non-performance-based awards, to the executive officers named in the Summary Compensation Table.
	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
John P. Ward	10,000			$.075	5/26/09

DIRECTOR COMPENSATION

The following table sets forth all compensation earned by the members of our Board of Directors during the fiscal year ended December 31, 2006.

Name	Fees Earned ($)(1)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
John P. Ward	28,000	6,250(2)			34,250
William R. Smart	29,000	7,500(3)			36,500
John H. MacKinnon	35,500	7,500(4)			43,000

(1)	Represents fees earned in the fiscal year ended December 31, 2006, which have not yet been paid.

(2)
Represents an aggregate of 178,819 shares of Common Stock earned during the ten months Mr. Ward served as a director in the fiscal year ended December 31, 2006. The shares were earned on the last day of each fiscal quarter and the value represented in the table is based on the fair market value of our Common Stock as of such date. The shares will be issued upon approval of Proposal 1 and Proposal 2 by the stockholders.

(3)
Represents an aggregate of 192,708 shares of Common Stock earned during the twelve months Mr. Smart served as a director in the fiscal year ended December 31, 2006. The shares were earned on the last day of each fiscal quarter and the value represented in the table is based on the fair market value of our Common Stock as of such date. The shares will be issued upon approval of Proposal 1 and Proposal 2 by the stockholders.

(4)
Represents an aggregate of 192,708 shares of Common Stock earned during the twelve months Mr. MacKinnon served as a director in the fiscal year ended December 31, 2006. The shares were earned on the last day of each fiscal quarter and the value represented in the table is based on the fair market value of our Common Stock as of such date. The shares will be issued upon approval of Proposal 1 and Proposal 2 by the stockholders.

We have arranged for the members of our Board of Directors to be compensated for their service as directors. For the 2006 fiscal year, each director earned an annual retainer of $12,000 and quarterly stock awards valued at $1,875 on the last day of each quarter. In addition, each director earned $1,000 for each in-person meeting and $500 for each telephonic meeting he attended. In addition, the chairman of each of our Audit Committee and our Nominating, Compensation and Governance Committee earned $750 for each meeting he attended, and the committee members earned $500 for each meeting they attended.

MATTERS TO BE BROUGHT BEFORE THE MEETING

PROPOSAL ONE

APPROVAL OF AMENDMENT TO THE COMPANY’S
CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER
OF AUTHORIZED SHARES OF COMMON STOCK

The Board of Directors has determined that it is advisable to increase our authorized Common Stock from 30,000,000 shares to 50,000,000 shares, and has voted to recommend that the stockholders adopt an amendment to our Certificate of Incorporation, as amended, effecting the proposed increase. The full text of the proposed amendment to the Certificate of Incorporation is attached hereto as Exhibit A.

As of March 2, 2007, approximately 27,599,047 shares of our Common Stock were issued and outstanding (excluding treasury shares) and approximately an additional 220,000 shares were reserved for issuance upon the conversion of existing securities and exercise of options granted under our various stock-based plans. Accordingly, a total of approximately 2,180,953 shares of our Common Stock are available for future issuance.

The Board of Directors believes it continues to be in our best interest to have sufficient additional authorized but unissued shares of Common Stock available in order to (i) subject to approval by the stockholders, sell and issue the 7,079,155 shares of our Common Stock to our executive officers and members of our Board of Directors in satisfaction of an obligation which arose in connection with the recent sale of our Common Stock to Mr. Anthony Stafford (as further described in Proposal 5) and (ii) provide flexibility for corporate action in the future. Management believes that the availability of additional authorized shares for issuance from time to time in the Board of Directors’ discretion in connection with possible acquisitions of other companies, future financings, investment opportunities, stock option grants and recapitalizations or for other corporate purposes is desirable in order to avoid repeated separate amendments to our Certificate of Incorporation and the delay and expense incurred in holding special meetings of the stockholders to approve such amendments. We currently have no specific understandings, arrangements or agreements with respect to any future acquisitions that would require us to issue a material amount of new shares of our Common Stock, except as described elsewhere in this Proxy Statement. However, the Board of Directors believes that the currently available unissued shares do not provide sufficient flexibility for corporate action in the future.

We will not solicit further authorization by vote of the stockholders for the issuance of the additional shares of Common Stock proposed to be authorized, except as required by law, regulatory authorities or any stock exchange on which our shares may then be listed. The issuance of additional shares of Common Stock could have the effect of diluting existing stockholder earnings per share, book value per share and voting power. Our stockholders do not have any preemptive right to purchase or subscribe for any part of any new or additional issuance of our securities.

The affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required to approve the amendment to our Certificate of Incorporation to effect the proposed increase in our authorized shares.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE THE AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF THE AMENDMENT UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

PROPOSAL TWO

APPROVAL OF AMENDMENT TO THE CORPORATION’S
CERTIFICATE OF INCORPORATION TO DECREASE
PAR VALUE OF COMMON STOCK

The Board of Directors has determined that it is advisable to reduce the par value of our Common Stock from $.08 par value per share to $.001 par value per share, and has voted to recommend that the stockholders adopt an amendment to our Certificate of Incorporation effecting the proposed decrease. The full text of the proposed amendment to the Certificate of Incorporation is attached hereto as Exhibit A.

The Company plans to issue stock options to our executive officers and members of our Board of Directors and generally, the exercise price of any stock options issued by the Company may not be less than 100% of the fair market value of our Common Stock on the date of grant. Under Delaware corporate law, however, the Company is not permitted to issue Common Stock, upon conversion of stock options or otherwise, below par value. Pursuant to the 2007 Employee, Director and Consultant Stock Plan described in Proposal 4, the current fair market value of our Common Stock is determined as the mean between the bid and the asked price for our Common Stock at the close of trading in the over-the-counter market for the trading day on which Common Stock was traded on the date on which the option was granted and if such applicable date is not a trading day, the last market trading day prior to such date. The current fair market value from Common Stock is below the $0.08 par value per share of our Common Stock. Upon an exercise of a stock option granted on the date hereof, the Company would be obligated to the option holder to issue shares of Common Stock underlying the option at a price that is below the par value, which is prohibited by Delaware law. As such, to be compliant with Delaware corporate law, the Board of Directors has recommended a reduction of the par value of our Common Stock so that stock options may be issued to our executive officers and members of our Board of Directors with an exercise price, which is based on the fair market value, at or above the par value of our Common Stock.

As further described in Proposal 4 below, the Board of Directors believes that it is in the best interests of the Company to effectively use stock-based long-term incentive compensation to compensate, among others, our executive officers and the members of our Board of Directors. A reduction of the par value of the Common Stock will enable the Company to issue stock options to our executive officers and the members of our Board of Directors.

There are certain accounting ramifications that will arise as a result of the reduction of the par value of our Common Stock. Upon the approval by our stockholders to reduce the par value of our Common Stock from $0.08 per share to $0.001 per share, for accounting purposes, we will calculate and transfer the aggregate amount of the decrease in our “Common Stock Par Value” account to our “Additional Paid-in Capital” account. The amounts reflected in our Common Stock Par Value and Additional Paid-in Capital, as changed to account for the reduction in the par value of our Common Stock, will be restated for all periods presented in future filings. There will be no other material effects on our financial statements.

The affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required to approve the amendment to our Certificate of Incorporation to effect the proposed decrease in the par value of our Common Stock.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE THE AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF THE AMENDMENT UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

PROPOSAL THREE

APPROVAL OF AMENDMENT TO THE CORPORATION’S
CERTIFICATE OF INCORPORATION TO
AUTHORIZE A CLASS OF UNDESIGNATED PREFERRED STOCK

The Company’s Certificate of Incorporation, as amended, currently provides that we are authorized to issue 50,000 shares of Preferred Stock, $.001 par value, in Series A, B, C, D, E or F Preferred Stock. In light of the fact that there are no shares of Preferred Stock currently outstanding, our Board of Directors has determined that it is advisable to amend our Certificate of Incorporation to authorize the Company to issue up to 50,000 shares of Preferred Stock, in one or more series with each series having such rights and preferences as our Board of Directors may determine when authorizing such series. This type of class of securities is commonly referred to as “undesignated” or “blank check” serial Preferred Stock. The full text of the proposed amendment to the Certificate of Incorporation is attached hereto as Exhibit A.

If this proposal is approved by the stockholders, shares of our serial Preferred Stock will be available for issuance from time to time for such purposes and consideration as our Board of Directors may approve. No further vote of our stockholders will be required in connection with the authorization of a series of Preferred Stock or the issuance of shares of such series, unless otherwise required by applicable law.

We have no present plans to authorize any series of Preferred Stock or to issue any shares within a series of Preferred Stock.

In the event that our Board of Directors does authorize, designate and issue shares of serial Preferred Stock, our Board of Directors may exercise its discretion in establishing the terms of such serial Preferred Stock. In the exercise of such discretion, our Board of Directors may determine the voting rights, if any, of the series of serial Preferred Stock being issued, which could include the right to vote separately or as a single class with our Common Stock and/or other series of serial Preferred Stock; to have more or less voting power per share than that possessed by our Common Stock or other series of serial Preferred Stock, and to vote on certain specified matters presented to our stockholders or on all of such matters or upon the occurrence of any specified event or condition. On our liquidation, dissolution or winding up, the holders of serial Preferred Stock may be entitled to receive preferential cash distributions fixed by our Board of Directors when creating the particular series of Preferred Stock before the holders of our Common Stock are entitled to receive anything. Serial Preferred Stock authorized by our Board of Directors could be redeemable or convertible into shares of any other class or series of our capital stock.

Our Board of Directors believes the authorization of serial Preferred Stock is necessary to provide us with the flexibility to act in the future with respect to financing programs, acquisitions, stock splits and other corporate purposes (although no such specific activities currently are contemplated) without the delay and expense associated with obtaining special stockholder approval each time an opportunity requiring the issuance of shares of Preferred Stock may arise. Such a delay might deny us the flexibility that our Board of Directors views as important in facilitating the effective use of the securities of the Company.

The authorization of the serial Preferred Stock is not being proposed as a means of preventing or dissuading a change in control or takeover of the Company. However, use of shares of serial Preferred Stock for such a purpose is possible. Shares of our authorized serial Preferred Stock, as well as shares of our authorized but unissued Common Stock, for example, could be issued in an effort to dilute the stock ownership and voting power of persons seeking to obtain control of the Company or could be issued to purchasers who would support our Board of Directors in opposing a takeover proposal. In addition, the existence of authority to issue serial Preferred Stock, as well as the issuance of a series of our Preferred Stock, if approved, may have the effect of discouraging a challenge for control or making it less likely that such a challenge, if attempted, would be successful.

The authorization of serial Preferred Stock pursuant to this proposal will have no dilutive effect upon the proportionate voting power of our present stockholders. However, to the extent that shares of our serial

Preferred Stock having voting rights are subsequently issued to persons other than our current stockholders and/or in proportions other than the proportion that presently exists, such issuance could have a substantial dilutive effect on our current stockholders.

The affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required to approve the amendment to our Certificate of Incorporation to authorize a class of undesignated Preferred Stock.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE THE AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF THE AMENDMENT UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

PROPOSAL FOUR

ADOPTION OF THE COMPANY’S
2007 EMPLOYEE, DIRECTOR AND CONSULTANT STOCK PLAN

On January 25, 2007, our Board of Directors unanimously approved, subject to your approval at the meeting the adoption of the 2007 Employee, Director and Consultant Stock Plan (the “2007 Plan”). The 2007 Plan will allow for the issuance of up to 2,000,000 additional shares of our Common Stock pursuant to awards granted under the 2007 Plan. If the 2007 Plan is approved, our 1997 Stock Option Plan and our 1998 Stock Option Plan will terminate and all outstanding options under our 1997 and 1998 Stock Option Plans will remain in effect, but no additional option grants may be made.

Our 2007 Plan is being submitted to you for approval at the Meeting in order to ensure (i) favorable federal income tax treatment for grants of incentive stock options under Section 422 of the Internal Revenue Code of 1986 (the “Code”), and (ii) continued eligibility to receive a federal income tax deduction for certain compensation paid under our 2007 Plan by complying with Rule 162(m) of the Code. Our Board of Directors believes that the approval of our 2007 Plan is necessary to provide us with a sufficient number of shares to attract, retain and motivate employees, directors and consultants and to give us the flexibility we need to make various types of awards in light of the recent changes in tax and accounting rules relating to equity-based compensation.

As of March 2, 2007, options to purchase approximately 220,000 shares of our Common Stock were outstanding under our 1997 and 1998 Stock Option Plans and approximately an additional 250,000 shares were available for future option grants under the 1998 Stock Option Plan while no shares were available for future option grants under the 1997 Stock Option Plan. If the 2007 Plan is approved, all outstanding options under our 1997 and 1998 Stock Option Plans will remain in effect, but no additional awards may be made. The 2007 Plan is intended to replace our 1997 and 1998 Stock Option Plans and the shares available for future issuance under our 1998 Stock Option Plan will become available for grant and subject to the terms of the 2007 Plan and are included in the 2,000,000 shares that we are asking be authorized under the 2007 Plan. In addition, generally shares of Common Stock reserved for awards under the 2007 Plan that lapse or are canceled will be added back to the share reserve available for future awards. However, shares of Common Stock tendered in payment for an award or shares of Common Stock withheld for taxes will not be available again for grant. No participant may receive awards for more than 500,000 shares of Common Stock in any fiscal year under our 2007 Plan.

Our Board of Directors and management all believe that the effective use of stock-based long-term incentive compensation is vital to our ability to achieve strong performance in the future. The 2007 Plan will maintain and enhance the key policies and practices adopted by our management and Board of Directors to align employee and stockholder interests. In addition, our future success depends, in large part, upon our ability to maintain a competitive position in attracting, retaining and motivating key personnel. We believe that the 2007 Plan is essential to permit our management to continue to provide long-term, equity-based incentives to present and future key employees, consultants and directors. Accordingly, our Board of Directors believes adoption of the 2007 Plan is in our best interests and those of its stockholders and recommends a vote “FOR” the approval of the 2007 Plan.

The following is a brief summary of the 2007 Plan. This summary is qualified in its entirety by reference to the text of the 2007 Plan, a copy of which is attached hereto as Exhibit B.

Material Features of our 2007 Plan

The 2007 Plan will allow us, under the direction of our Board of Directors, to make grants of stock options, restricted and unrestricted stock awards and other stock-based awards to employees, consultants and directors (approximately 20 people) who, in the opinion of our Board of Directors, are in a position to make a significant contribution to our long-term success. The purpose of these awards is to attract and retain key individuals, further align employee and stockholder interests, and to closely link compensation with Company performance. The 2007 Plan will provide an essential component of the total compensation package, reflecting the importance that we place on aligning the interests of key individuals with those of our stockholders.

Stock Options. Stock options granted under the 2007 Plan may either be incentive stock options, which are intended to satisfy the requirements of Section 422 of the Code, or non-qualified stock options, which are not intended to meet those requirements. The exercise price of a stock option may not be less than 100% of the fair market value of our Common Stock on the date of grant. If an incentive stock option is granted to an individual who owns more than 10% of the combined voting power of all classes of our capital stock, the exercise price may not be less than 110% of the fair market value of our Common Stock on the date of grant and the term of the option may not be longer than five years.

Award agreements for stock options include rules for exercise of the stock options after termination of service. Options may not be exercised unless they are vested, and no option may be exercised after the end of the term set forth in the award agreement. Generally, stock options will be exercisable for three months after termination of service for any reason other than death or total and permanent disability, and for 12 months after termination of service on account of death or total and permanent disability. Options, however, will not be exercisable if the termination of service was due to cause.

Restricted Stock. Restricted stock is Common Stock that is subject to restrictions, including a prohibition against transfer and a substantial risk of forfeiture, until the end of a “restricted period” during which the grantee must satisfy certain vesting conditions. If the grantee does not satisfy the vesting conditions by the end of the restricted period, the restricted stock is forfeited.

During the restricted period, the holder of restricted stock has the rights and privileges of a regular stockholder, except that the restrictions set forth in the applicable award agreement apply. For example, the holder of restricted stock may vote and receive dividends on the restricted shares; but he or she may not sell the shares until the restrictions are lifted.

In accordance with the terms of our 2007 Plan, our Board of Directors is authorized to administer the 2007 Plan. The Board of Directors may delegate part of its authority and powers under our 2007 Plan to one or more of our directors and/or officers, but only our Board of Directors can make awards to participants who are directors or executive officers of the Company. In accordance with the provisions of the 2007 Plan, our Board of Directors will determine the terms of awards, including:

•	which employees, directors and consultants will be granted awards;
•	the number of shares subject to each award;
•	the vesting provisions of each award;
•	the termination or cancellation provisions applicable to awards; and
•	all other terms and conditions upon which each award may be granted in accordance with the 2007 Plan.

In addition, our Board of Directors may, in its discretion, amend any term or condition of an outstanding award provided (i) such term or condition as amended is permitted by our 2007 Plan, and (ii) any such amendment shall be made only with the consent of the participant to whom such award was made, if the amendment is adverse to the participant.

If our Common Stock shall be subdivided or combined into a greater or smaller number of shares or if we issue any shares of Common Stock as a stock dividend, the number of shares of our Common Stock deliverable upon exercise of an option issued or upon issuance of an award shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

Upon a merger or other reorganization event, our Board of Directors, may, in their sole discretion, take any one or more of the following actions pursuant to our 2007 Plan, as to some or all outstanding awards:

•	provide that all outstanding options shall be assumed or substituted by the successor corporation;
•
upon written notice to a participant provide that the participant’s unexercised options will become exercisable in full and will terminate immediately prior to the consummation of such transaction unless exercised by the participant;

•
in the event of a merger pursuant to which holders of our Common Stock will receive a cash payment for each share surrendered in the merger, make or provide for a cash payment to the optionees equal to the difference between the merger price times the number of shares of our Common Stock subject to such outstanding options, and the aggregate exercise price of all such outstanding options (all options being made fully vested and immediately exercisable prior to their termination), in exchange for the termination of such options; and

•
provide that outstanding awards shall be assumed or substituted by the successor corporation, become realizable or deliverable, or restrictions applicable to an award will lapse, in whole or in part, prior to or upon the merger or reorganization event.

Our 2007 Plan may be amended by our stockholders. It may also be amended by our Board of Directors, provided that any amendment approved by our Board of Directors which is of a scope that requires stockholder approval as required to ensure favorable federal income tax treatment for any incentive stock options under Code Section 422, or for any other reason is subject to obtaining such stockholder approval.

Federal Income Tax Consequences

The material federal income tax consequences of the issuance and exercise of stock options and other awards under the 2007 Plan, based on the current provisions of the Code and regulations, are as follows. Changes to these laws could alter the tax consequences described below. This summary assumes that all awards granted under the 2007 Plan are exempt from or comply with, the rules under Section 409A of the Code related to nonqualified deferred compensation.

Incentive Stock Options:
Incentive stock options are intended to qualify for treatment under Section 422 of the Code. An incentive stock option does not result in taxable income to the optionee or deduction to us at the time it is granted or exercised, provided that no disposition is made by the optionee of the shares acquired pursuant to the option within two years after the date of grant of the option nor within one year after the date of issuance of shares to the optionee (referred to as the “ISO holding period”). However, the difference between the fair market value of the shares on the date of exercise and the option price will be an item of tax preference includible in “alternative minimum taxable income” of the optionee. Upon disposition of the shares after the expiration of the ISO holding period, the optionee will generally recognize long term capital gain or loss based on the difference between the disposition proceeds and the option price paid for the shares. If the shares are disposed of prior to the expiration of the ISO holding period, the optionee generally will recognize taxable compensation, and we will have a corresponding deduction, in the year of the disposition, equal to the excess of the fair market value of the shares on the date of exercise of the option over the option price. Any additional gain realized on the disposition will normally constitute capital gain. If the amount realized upon such a disqualifying disposition is less than fair market value of the shares on the date of exercise, the amount of compensation income will be limited to the excess of the amount realized over the optionee’s adjusted basis in the shares.

Non-Qualified Options:
Options otherwise qualifying as incentive stock options, to the extent the aggregate fair market value of shares with respect to which such options are first exercisable by an individual in any calendar year exceeds $100,000, and options designated as non-qualified options will be treated as options that are not incentive stock options.

A non-qualified option ordinarily will not result in income to the optionee or deduction to us at the time of grant. The optionee will recognize compensation income at the time of exercise of such non-qualified option in an amount equal to the excess of the then value of the shares over the option price per share. Such compensation income of optionees may be subject to withholding taxes, and a deduction may then be allowable to us in an amount equal to the optionee’s compensation income.

An optionee’s initial basis in shares so acquired will be the amount paid on exercise of the non-qualified option plus the amount of any corresponding compensation income. Any gain or loss as a result of a subsequent disposition of the shares so acquired will be capital gain or loss.

Stock Grants:
With respect to stock grants under our 2007 Plan that result in the issuance of shares that are either not restricted as to transferability or not subject to a substantial risk of forfeiture, the grantee must generally recognize ordinary income equal to the fair market value of shares received. Thus, deferral of the time of issuance will generally result in the deferral of the time the grantee will be liable for income taxes with respect to such issuance. We generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee.

With respect to stock grants involving the issuance of shares that are restricted as to transferability and subject to a substantial risk of forfeiture, the grantee must generally recognize ordinary income equal to the fair market value of the shares received at the first time the shares become transferable or are not subject to a substantial risk of forfeiture, whichever occurs earlier. A grantee may elect to be taxed at the time of receipt of shares rather than upon lapse of restrictions on transferability or substantial risk of forfeiture, but if the grantee subsequently forfeits such shares, the grantee would not be entitled to any tax deduction, including as a capital loss, for the value of the shares on which he previously paid tax. The grantee must file such election with the Internal Revenue Service within 30 days of the receipt of the shares.

We generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee.

New Plan Benefits

The amounts of future grants under the 2007 Plan are not determinable as awards under the 2007 Plan and will be granted at the sole discretion of our Board of Directors, or other delegated persons, and we cannot determine at this time either the persons who will receive awards under the 2007 Plan or the amount or types of any such awards.

For these reasons, the Board of Directors has recommended the approval of the adoption of our 2007 Employee, Director and Consultant Stock Plan and the reservation of 2,000,000 shares of our Common Stock for grant under such plan. The affirmative vote of a majority of the shares present or represented and entitled to vote at the Meeting is required for the adoption of our 2007 Plan and the reservation of 2,000,000 shares of our Common Stock for grant under such plan.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU APPROVE THE ADOPTION OF THE 2007 EMPLOYEE, DIRECTOR AND CONSULTANT STOCK PLAN AND THE RESERVATION OF 2,000,000 SHARES OF OUR COMMON STOCK FOR GRANT UNDER SUCH PLAN, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF THE ADOPTION OF THE PLAN AND RESERVATION OF THE SHARES UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

PROPOSAL FIVE

APPROVAL OF THE SALE AND ISSUANCE OF SHARES OF COMMON STOCK

Anthony Stafford, an investor who is not a director, officer or employee of, or a consultant to, the Company, recently became the majority stockholder of our Company after investing $400,000 for the purchase of shares of our Common Stock previously held by Capital Bank Grawe Gruppe AG (“CapitalBank”). As a condition to his investment, Mr. Stafford requested that our executive officers and members of our Board of Directors provide an aggregate of $140,000 of the $600,000 (including Mr. Stafford’s $400,000) in funds which were raised to acquire shares previously held by CapitalBank. Each of our executive officers and the members of our Board of Directors agreed to make such an investment by purchasing an aggregate of 7,079,155 shares of our Common Stock (the “Management Shares”) on the same terms on which Mr. Stafford purchased his shares.

Ordinarily, a decision to issue securities for a bona fide corporate purpose resides with the board of directors. Our Board of Directors has approved the investment by our executive officers and members of our Board of Directors. However, because the members of our Board of Directors and our executive officers have a financial interest in the transaction, our Board of Directors determined that it was advisable to obtain a fairness opinion with respect to the proposed transaction from an independent investment banking firm. To that end, our Board of Directors retained the services of an independent investment banking firm, Shields & Company, Inc., which has furnished a fairness opinion to our Board to the effect that the purchase by our executive officers and Board members of the Management Shares is fair, from a financial point of view, to the Company’s non-affiliated stockholders (excluding Mr. Stafford and the Board members, executive officers and other investors participating in the transaction). A copy of Shields & Company, Inc.’s fairness opinion is annexed hereto as Exhibit C.

Additionally, although our Board of Directors has approved the sale and issuance of the Management Shares, because the members of our Board each have a financial interest in the transaction, our Board has decided to seek the approval of the transaction by our stockholders in accordance with Section 144(a)(2) of the Delaware General Corporation Law (the “DGCL”). Section 144(a)(2) of the DGCL provides that no transaction between a corporation and one or more of its directors or officers shall be void or voidable solely for the reason of the participation in the transaction by the directors or officers if the material facts as to the directors’ and officers’ interests and as to the transaction are disclosed and (1) the board in good faith authorizes the transaction by the affirmative votes of a majority of the disinterested directors, (2) the stockholders entitled to vote on the transaction vote to specifically approve in good faith the transaction, or (3) the transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the board of directors or the stockholders. Because all of our directors have a financial interest in the transaction, we do not have any disinterested directors to authorize the transaction. As a result, to ensure that we comply with Section 144(a)(2) of the DGCL, we are seeking the approval of this transaction by our stockholders in addition to obtaining the fairness opinion described above. If our stockholders approve the issuance of the Management Shares, we will be authorized to conduct the issuance and our stockholders will not have the power to nullify the transaction.

Proposed Sale Transaction

Our Board of Directors has approved, subject to approval by the stockholders, the sale and issuance of shares of Common Stock to our executive officers and each member of our Board of Directors at a per share purchase price of $0.0197764. The number of shares to be purchased by each executive officer and member of our Board of Directors, the aggregate purchase price to be paid by each such person and the aggregate ownership of shares on an individual basis and as a group upon approval by the stockholders and completion of the issuance will be as follows:

Name	Title	Number of Shares	Aggregate Purchase Price	Shares Beneficially Owned Prior to Transaction(1)		Shares Beneficially Owned After Transaction(2)
				Number	Percent	Number	Percent
John P. Ward(3)	Chairman of the Board	1,011,308	$20,000	38,868	*	1,288,955	3.49
William R. Smart(4)	Director	1,011,308	$20,000	106,250	*	1,310,266	3.72
John H. MacKinnon	Director	2,022,616	$40,000	93,950	*	2,309,274	6.55
William B. Berens	Chief Executive Officer	2,022,615	$40,000	—	—	2,022,615	5.74
Bruna A. Bucacci	Chief Accounting Officer	1,011,308	$20,000	77,000	*	1,088,308	3.09
All executive officers and directors as a group (5 persons)(3)(4)		7,079,155	$140,000	316,068	1.19	7,959,458	22.57

*Represents beneficial ownership of less than 1% of the Company’s outstanding shares of Common Stock.

(1)
The number of shares of Common Stock issued and outstanding on March 2, 2007 was 27,599,047. The calculation of percentage ownership of each listed beneficial owner is based upon the number of shares of Common Stock issued and outstanding on March 2, 2007, including shares of Common Stock subject to options and/or warrants held by such person at March 2, 2007 and exercisable within 60 days thereafter. The persons and entities named in the table have sole voting and investment power with respect to all Shares shown as beneficially owned by them, except as noted below.

(2)
The number of shares of Common Stock that will be issued and outstanding upon approval of this Proposal 5 by the stockholders will be 35,242,438, which includes the Management Shares (7,079,155 shares) and also an aggregate of 542,236 shares payable to the members of our Board of Directors as part of the compensation earned in the fiscal year ended December 31, 2006. The calculation of percentage ownership of each listed beneficial owner is based upon such number of shares of Common Stock that will be issued and outstanding upon approval of this Proposal by the stockholders, including shares of Common Stock subject to options and/or warrants held by such person at March 2, 2007 and exercisable within 60 days thereafter.

(3)	The calculation of shares beneficially owned after the transaction includes 10,000 shares issuable to Mr. Ward upon his exercise of options to purchase our Common Stock.

(4)	The calculation of shares beneficially owned after the transaction includes 10,000 shares issuable to Mr. Smart upon his exercise of options to purchase our Common Stock.

Background

Our mission is to provide solutions through the use of mobile information systems in the distribution and inventory control market segments within the product supply chain. We market, sell and service computerized systems used to automate the collection, processing, and communication of information related to product sales and inventory control. Our product and services include data communication, application-specific software, hand-held computers, related peripherals and accessories, as well as education and support services. We were organized as a Delaware corporation in 1986 and began active operation in 1987 following our merger with an established computer systems engineering business. Since that time, we have delivered hardware and software solutions to the Distribution and Inventory Control markets.

Until late last year, CapitalBank was our majority stockholder. CapitalBank acted as investment agent and held shares of our capital stock in its name on behalf of a number of investors who purchased shares of our Preferred Stock in a series of transactions over an extended period of time in the mid to late 1990s. Holders of our Preferred Stock were entitled to, among other things, quarterly interest payments based on the value of the Preferred Stock as determined between the initial holders of the Preferred Stock and the Company. Such mandatory interest payments were payable in cash or in shares of our common Stock. As the first shares of our Preferred Stock were issued over a decade ago in 1996, and as a result of the Company’s poor operating performance, which resulted in, among other things, limited cash assets, we issued a substantial amount of shares of our Common Stock to CapitalBank as mandatory interest payments. Because of the issuance of a large number of shares of Common Stock as such interest payments, CapitalBank became a significant majority stockholder of the Company. On November 30, 2006, CapitalBank held 22,301,900 shares of Common Stock, which primarily consisted of shares of our

Common Stock issued as interest payments due through the first fiscal quarter ended March 31, 2006. This amount excluded an additional 8,037,336 shares of Common Stock that the Company became obligated to issue as interest payments due for the period beginning April 1, 2006 and ending November 30, 2006. As of November 30, 2006, the 22,301,900 shares held by CapitalBank represented approximately 83.71% of our outstanding Common Stock. If the 8,037,336 shares due as interest payments had been issued, CapitalBank would have held 30,339,236 shares, which would have represented approximately 87.49% of our outstanding Common Stock. The shares of our Preferred Stock and Common Stock held by CapitalBank are hereinafter referred to as the “CapitalBank Shares”.

For a period of 18 months since mid-2005, we engaged in numerous conversations with CapitalBank to repurchase the CapitalBank Shares so that we may retire the Preferred Stock (which had a liquidation preference payable ahead of the Common Stock) and discontinue the highly dilutive issuance of Common Stock issued as quarterly mandatory interest payments to the holders of Preferred Stock. The total Common Stock issued as interest payments to CapitalBank represented approximately 79.16% of our issued and outstanding shares of Common Stock. During our discussions with CapitalBank, we expressed our desire to repurchase the CapitalBank Shares in exchange for a promissory note in favor of CapitalBank. CapitalBank, however, rejected this notion and indicated that it was interested in selling the CapitalBank Shares in exchange for a cash payment. Due to this disagreement in the structure of the contemplated repurchase, we were unable to repurchase the CapitalBank Shares.

Since late 2005, both directly and through intermediaries of various firms (including Shields & Company, Inc., who acted on a non-retainer basis and without any compensation in connection with such efforts), we also began investigating potential transactions with several financial institutions as alternatives to our proposed repurchase of the CapitalBank Shares. Despite both formal and informal discussions held with these parties, we received only a few preliminary indications of interest, none of which resulted in a satisfactory alternative for the Company. We believe that we were unsuccessful in finding viable alternatives due to a number of reasons, which included the split nature of the business (audit and route), a lack of profitability, limited revenues, our listing on the Over-The-Counter Bulletin Board, and concerns about growth potential of our audit business.

During the spring of 2006, A.S.T., Inc. and its affiliate (together, “AST”) of Michigan approached our Board of Directors to discuss the potential acquisition by AST of the CapitalBank Shares. During the discussions, our Board of Directors indicated that a purchase of the CapitalBank Shares by a third party would not provide any benefits to our stockholders as we would continue to be obligated to make the mandatory interest payments to the holders of the Preferred Stock. In addition, among other concerns raised by the Board, because AST has historically competed with us in the area of audit accounting hardware and software, our Board of Directors was concerned over the potential risk that AST, as a competitor and once it became a majority stockholder of the Company, would be in a position to reconstitute the Board of Directors and arrange for the sale of the various assets of our business and leave few, if any, assets in the Company. Moreover, AST did not provide our Board of Directors with terms of the acquisition with sufficient specificity and there was no indication that AST was interested in acquiring our liabilities in addition to our assets. As a result, our Board of Directors refused to agree to a transfer of the CapitalBank Shares to AST, although our Board of Directors did not receive any information that would indicate whether CapitalBank would have agreed to such a transfer.

We also learned that AST had separate discussions with CapitalBank to acquire the CapitalBank Shares. In early November 2006, apparently after a series of negotiations between AST and CapitalBank, AST approached us with a proposal to acquire the CapitalBank Shares from CapitalBank and then re-sell them to us or our assigns in exchange for both a cash payment of $250,000 and the transfer of ownership of certain of our assets (including contracts) constituting our audit business, which AST initially valued at $500,000. In discussing the various aspects of this proposal with AST, we also attempted to assist AST with the determination of an appropriate value of the audit business that AST could use as the basis for determining the purchase price it would pay CapitalBank for the CapitalBank Shares. Although we and AST did not agree on the value of our audit business at that time, AST had been simultaneously negotiating with CapitalBank and indicated to our Board of Directors that it expected it could acquire the CapitalBank

Shares for $750,000 from CapitalBank, based on AST’s assessment that the value of the Common Stock held by CapitalBank was $250,000 and the value of the Preferred Stock held by CapitalBank was $500,000.

We agreed to consider AST’s proposal and reviewed our audit business. Over the past several years, the revenues of the audit business had declined and in 2006 accounted for only 32% of our annual revenues. Moreover, over the past several years, our audit business resulted in significant operating losses, compared to our other route accounting business, without any prospects for improvement. Also, our management had previously made a determination to focus on the faster growing and more profitable route accounting business. AST was also willing to sell the Preferred Stock acquired from CapitalBank to us in exchange for the audit business assets and to sell our Common Stock held by it to us for $250,000 for resale to our new investors (subject to stockholder approval of the sale and issuance of the Management Shares).

In considering AST’s proposal, our management also determined that in addition to the $250,000 cash we would need as partial consideration to AST, we would need additional cash to cover various expenses related to the transaction. Additionally, because we would be selling our audit business, we would be in need of additional working capital to expand our route business and improve our infrastructure and overall operations. Our management determined that we would need to raise $600,000 to cover the cash portion of the consideration that would be payable to AST and to provide us with sufficient working capital.

Our Board of Directors reviewed this proposal with Mr. Stafford, who had previously discussed with us the possibility of an investment by him into the Company. Mr. Stafford was initially introduced to us a few years ago through one of our current directors, John MacKinnon, who had served on the board of directors of Comshare Incorporated (“Comshare”) together with Mr. Stafford. Both Messrs. MacKinnon and Stafford had served on the board of directors of Comshare Inc. until August 2003, when Comshare was acquired by Geac Computer Corporation Limited (“Geac”). Mr. Stafford was also a significant stockholder and an officer of Comshare at the time the definitive merger agreement was executed and the transaction consummated.

We believe that Mr. Stafford’s knowledge of the software industry and his numerous business contacts, both in Europe and worldwide, can be a resource for us. We are considering having Mr. Stafford join our Board of Directors.  Mr. Stafford is the principal founder, chairman and owner of Codec Systems Ltd. (“Codec”),  a European leader in performance management and business intelligence software for large and medium sized organizations. Codec offers solutions for numerous steps in the performance management cycle: from planning, strategy management, budgeting, reporting, analysis to compliance - all of which is supported by a universal enterprise data management solution for consistency of data across the enterprise. Codec also provides business intelligence reporting and scorecarding solutions. Codec provides software, consulting, services, training and support.  Founded in 1985, Codec has over 700 European customers and offices in London, Dublin, Cologne and Warsaw and partners in Stockholm, Oslo, and Prague.

Based on information we received from Mr. Stafford, we believe that Mr. Stafford was interested in investing in the Company when he was first introduced to us but that he also had concerns regarding the operating losses associated with our audit business. Mr. MacKinnon continued to liaise with Mr. Stafford during the past few years and kept Mr. Stafford abreast of the changes in the Company. Also, during this period, Mr. Stafford met with the other members of our Board of Directors and with our President and Chief Executive Officer, William Berens. Mr. Stafford indicated to us that he was impressed by the changes in the Company and in the management skills of Mr. Berens. We understand that Mr. Stafford recognized a viable investment opportunity in investing in us and that he was also interested in becoming a majority stockholder of a U.S. publicly-traded company.

We have learned that Mr. Stafford’s intention is to assume the role of Chairman of our Board of Directors and to permit Mr. Berens to continue operating our business on a day to day basis in his capacity as our President and Chief Executive Officer. If Mr. Stafford were to become the Chairman of our Board of Directors, Mr. Berens would report directly to Mr. Stafford and provide quarterly reports to our Board of Directors. In the near future, we believe that Mr. Stafford foresees our future growth and has no intentions of making any fundamental changes to our operations.

Mr. Stafford, together with his four children, agreed to invest $400,000 in the Company, provided that at least a majority of the remaining $200,000 funds to be raised be provided on an individual basis by our executive officers and the members of our Board of Directors. Our executive officers and the members of our Board of Directors agreed to invest an aggregate of $140,000 and two additional investors were identified to provide the remaining $60,000. As described above, these funds would be used to pay AST $250,000 for our Common Stock held by CapitalBank as partial consideration for the purchase of the CapitalBank Shares and the remaining $350,000 would be used to provide us with needed working capital and to pay transaction expenses. Moreover, Mr. Stafford agreed to acquire only our Common Stock so that we would not have to re-issue shares of our Preferred Stock, thereby ensuring that the holders of our Common Stock would not be affected by any liquidation preferences and that we would no longer have any obligation to make quarterly interest payments in cash or Common Stock with respect to the Preferred Stock.

Throughout November 2006, we and AST negotiated the terms of a sale of the audit business and the purchase of the CapitalBank Shares from CapitalBank’s investors. Our Board of Directors determined that it would engage an investment banking firm, Shields & Company, Inc., to determine the fairness of the issuance of the Management Shares to our executive officers and the members of our Board of Directors, from a financial point of view of the non-affiliated stockholders of the Company (excluding Mr. Stafford), pursuant to which the Management Shares will be acquired by our executive officers and the members of our Board of Directors. Shields & Company, Inc. was retained on December 13, 2006 to review the transaction.

In late November 2006, AST notified us that it had entered into an agreement with CapitalBank to acquire the CapitalBank Shares for $750,000. On November 29, 2006, we entered into a written agreement with AST to purchase the Common Stock held by it in exchange for $250,000 and to purchase the Preferred Stock held by it in exchange for the transfer of our ownership interest in our audit business. We have completed the transaction with AST and the new investors, who have made capital contributions to us in exchange for shares of our Common Stock, but we have not completed the transaction with our executive officers and the members of our Board of Directors. We intend to complete the latter transaction once we receive approval from our stockholders.

Potential Benefits of the Transactions to our Stockholders

An important benefit of the overall transactions to our current stockholders is the elimination of the outstanding shares of our Preferred Stock, which results in no other stockholder having a liquidation preference over the holders of our Common Stock as well as the cessation of our obligation to issue cash or Common Stock as interest payments with regard to the Preferred Stock, which would potentially further dilute the shares of our Common Stock that are currently outstanding. Additionally, the stockholders will be able to vote as a single class.

Further, the shares of our Common Stock recently acquired by the new investors, and upon issuance, the Management Shares, are not registered and may only be sold if the investor has held the shares for at least one year from the date of issuance. Any investor who is an officer, director or greater than 5% shareholder is also subject to volume trading limitations on such shares under Rule 144 of the Securities Act of 1933, as amended (the “Securities Act”) and thus may have to hold his or her shares for a much longer period of time. In general, under Rule 144, an affiliate of ours, or any person or persons whose shares are aggregated, who has beneficially owned restricted shares for at least one year, will be entitled to sell in any three-month period a number of shares that does not exceed the greater of:

•
one percent of the then outstanding shares of common stock (approximately 352,242 shares immediately after the date of this proxy statement, assuming approval by the stockholders of this proposal and issuance of the shares to our executive officers and the members of our Board of Directors); or

•	the average weekly trading volume during the four calendar weeks before the date on which the seller files a notice of the proposed sale with the SEC.

Sales under Rule 144 must also comply with manner-of-sale provisions and notice requirements and current information about us must be publicly available. Under Rule 144(k), a person who has not been an “affiliate” of ours at any time during the three months before a sale, and who has beneficially owned the shares proposed to be sold for at least two years, generally including the holding period of any prior owner other than an “affiliate” from whom the holder acquired the shares for value, is entitled to sell those shares without complying with the manner of sale, notice filing, volume limitation or public information requirements of Rule 144. As the sale of the CapitalBank Shares did not occur through a brokerage firm, all investors must resell under Rule 144 and as such, they must hold their shares for a minimum one-year period.

In exchange for an aggregate of $600,000 capital contribution, the new investors, assuming issuance of the Management Shares, will have received an aggregate of 30,339,236 shares of our Common Stock. The resulting per share purchase price was $.0197764 per share. While this total investment results in a per share purchase price of approximately 50% of the current trading price for our Common Stock, for all of the reasons described above, our Board of Directors believes that the overall transactions are in the best interests of the Company and all of our stockholders.

Methodology for Determining Purchase Price

The Board of Directors determined the proposed purchase price for the Common Stock to be sold to new investors by taking into account a number of factors, including our earnings results, financial prospects, stockholders’ equity, issuance of unregistered and restricted shares of Common Stock (including the Management Shares to be issued upon approval of this proposal), historical price ranges for our Common Stock, as well as our revenues, gross margins and net income. In addition, the Board of Directors believes that the transaction between AST and CapitalBank is an independent indicator of fair market value, as the transaction was a result of negotiation by third parties not affiliated with us, except for the fact that CapitalBank was a majority stockholder of the Company. CapitalBank was under no compulsion to sell the CapitalBank Shares and AST was under no compulsion to purchase the CapitalBank Shares. Moreover, the terms proposed by AST to sell back the CapitalBank Shares to us indicated its willingness to sell the Preferred Stock in return for the assets of our audit business and receive $250,000 for the Common Stock held by CapitalBank (including the right of CapitalBank to receive shares of Common Stock as interest payments accrued during the period beginning April 1, 2006 and ending November 30, 2006).

(a) Historical Trading Prices

Our Common Stock trades on the OTC Bulletin Board (“OTC”) under the symbol IDCP. On February 28, 2007, the last traded price for our Common Stock as reported by OTC was $0.04 per share.

For the periods indicated below, the table sets forth the range of high and low last sale prices for our Common Stock as reported by the OTC. The quotations reflect inter-dealer prices, without retail mark-up, markdown or commission, and may not represent actual retail transactions.

	HIGH	LOW
2004

First Fiscal Quarter	$ 0.29	$ 0.15
Second Fiscal Quarter	0.26	0.12
Third Fiscal Quarter	0.12	0.08
Fourth Fiscal Quarter	0.12	0.08

2005

First Fiscal Quarter	$ 0.12	$ 0.10
Second Fiscal Quarter	0.10	0.09
Third Fiscal Quarter	0.26	0.10
Fourth Fiscal Quarter	0.20	0.08

2006

First Fiscal Quarter	$ 0.101	$0.092
Second Fiscal Quarter	0.092	0.030
Third Fiscal Quarter	0.045	0.030
Fourth Fiscal Quarter	0.08	0.020

2007

First Fiscal Quarter (to date)	$ 0.045	$ 0.040

These figures represent the trend over the past several years of decreasing prices for our Common Stock, with the low price for each quarter generally reaching a lower point than in prior quarters. In addition, our Common Stock is very thinly traded, and the stock typically may not trade for several days. When traded, trading volumes are usually very small, making it difficult for investors to readily sell their shares in the open market.

(b) Historical Operating Results

Our revenues have dropped in recent years, with reported year end revenues of $4,599,000 in 2003, $3,248,000 in 2004 and $2,672,000 in 2005. For the first nine months of 2006, we reported revenues of $2,126,000. Similarly, our net loss increased from a profit of $337,000 in 2003 to a loss of $494,000 in 2004 and a loss of $768,000 in 2005. For the nine months ended September 30, 2006, we had a loss of $88,000. We have not yet completed our audit for 2006.

(c) Balance Sheet

At December 31, 2005, we had current assets of $488,000 and current liabilities of $1,217,000, reflecting a current ratio of 0.40. At September 30, 2006, we had current assets of $730,000 and current liabilities of $1,487,000, reflecting a current ratio of 0.491. These figures reflect our lack of working capital. The improvement in 2006 reflects significant cost reductions, which efforts we are continuing to undertake. However, even with the additional working capital from this transaction, we will continue to have a current ratio of less than 1, which is generally considered to place a company at higher financial risk.

Fairness Opinion of Shields & Company, Inc.

We retained the services of Shields & Company, Inc. (“Shields”), an independent investment banking firm, to advise us as to whether the sale of the Management Shares to our executive officers and Board members is fair, from a financial point of view, to the non-affiliated stockholders of the Company (excluding Mr. Stafford and the Board members, executive officers and other investors participating in the transaction). We selected Shields based on its experience, expertise, and reputation. Shields, an investment banking firm located in Waltham, Massachusetts, is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, private placements, and various other valuation purposes.

In connection with Shields’ engagement, we requested that Shields evaluate the sale of Management Shares to our executive officers and Board members with respect to the fairness, from a financial point of view, to the non-affiliated stockholders of the Company. On January 24, 2007, at a meeting of our Board of Directors held to evaluate the sale of the Management Shares to our executive officers and Board members, Shields rendered to our Board of Directors a preliminary oral opinion to the effect that, as of that date and based on and subject to the matters described in its opinion, such sale of the Management Shares, if effected as of the date hereof, is fair, on a preliminary basis, from a financial point of view, to the non-affiliated stockholders of the Company.

The full text of Shields’ written opinion, dated March 2, 2007, to our Board of Directors, which sets forth, among other things, the procedures followed, assumptions made, matters considered and limitations on the review undertaken, is attached hereto as Exhibit C and is incorporated into this document by reference. Holders of our Common Stock are urged to, and should, read this opinion carefully and in its entirety. Shields’ opinion is addressed to our Board of Directors and relates only to the fairness of the sale of Management Shares to our executive officers and Board members from a financial point of view, does not address any other aspect of the proposed transaction, and does not constitute a recommendation to any stockholder as to any matter relating to the proposed transaction. The summary of Shields’ opinion in this document is qualified in its entirety by reference to the full text of the opinion.

In arriving at its opinion, Shields reviewed: (i) a draft of our Proxy Statement, in substantially the form in which it will be delivered to our non-affiliated stockholders; (ii) our Annual Report on Form 10-K for the fiscal year ended December 31, 2005; (iii) our quarterly reports on Form 10-Q for the quarters ended September 30, 2006, June 30, 2006, and March 31, 2006; (iv) our Form 8-K dated November 29, 2006, related to our agreement with AST effective December 1, 2006; (v) our Form 8-K dated January 23, 2007, related to our Convertible Promissory Note; (vi) our Form 8-K/A filed on March 1, 2007 amendment to our Form 8-K dated January 23, 2007; (vii) certain internal financial statements by business line and other financial and operating data for the twelve months ended December 31, 2006; (viii) our internal balance sheet by business line as of December 31, 2006; (ix) our Share Transfer Authorization Agreement and Convertible Promissory Note in substantially the form in which they have been executed by our officers and directors and the other investors; (x) the executed Patent and Copyright Assignment, Warranty Bill of Sale, Closing Statement and Agreement, Share Delivery Agreement, Agreement Regarding Accounts Receivable and Trade Payables, Confidentiality and Covenant Not to Compete, and Assignment of Equipment Molds between the Company and AST, each effective December 1, 2006; (xi) certain internal financial statements and other financial and operating data, including certain historical financial results and financial projections and forecasts and other forward-looking information, relating to our business lines, earnings, assets, and prospects related to our current and future operating performance, prepared by our management; and (xii) the historical trading prices and volume of our Common Stock.

Shields also (i) compared the proposed financial terms of the sale of Management Shares with the financial terms of the transaction between AST and CapitalBank involving our stock; (ii) met with and held discussions with our management concerning the business, past and current operations, earnings, cash flow, assets, financial condition, and future prospects, including discussions concerning cost savings and other benefits that are expected to result from the divestiture of our audit business line; (iii) reviewed the historical market price and trading activity for our Common Stock and compared them with those of certain publicly-traded companies which it deemed to be comparable to us; (iv) discussed with our management our historical attempts to raise outside capital; (v) conducted such other studies and analyses including a liquidation analysis of us and a pro forma earnings per share analysis; and (vi) conducted such other studies, analyses, inquiries, and investigations as it deemed appropriate.

In connection with its review, Shields relied upon and assumed, without independent verification, the accuracy and completeness of the financial and other information we provided to it, and did not assume any responsibility for independent verification of any of the information that was provided to or otherwise reviewed by it and relied on that information being complete and accurate in all material respects. Shields reviewed and discussed with our management financial forecasts relating to our route accounting business line and was advised, and assumed, that the forecasts represent reasonable estimates and judgments as to our future financial performance. In addition, Shields relied, without independent verification, upon the assessments of our management as to our existing and future financial performance and the risks associated with our business, including the potential benefits that are expected to result from the divestiture of our audit business line. Shields does not express any opinion as to (i) any tax, legal, accounting or other consequences that might result from the sale of Management Shares or any subsequent transaction involving us, or (ii) the value of our Common Stock when issued or the price at which the shares of such Common Stock may be traded in the future. In connection with its engagement, Shields was not authorized to solicit, and did not solicit, third-party indications of interest concerning the possible acquisition of, or any other transaction concerning, all or any part of us.

Shields’ opinion was necessarily based upon information available to it, and financial, economic, market, and other conditions as they existed and could be evaluated, on the date of the Shields opinion. Shields’ opinion did not address the relative merits of the sale of Management Shares as compared to other business strategies that might have been available to us, nor did it address our underlying business decision to proceed with the sale of the Management Shares to our executive officers and directors.

In preparing its opinion to our Board of Directors, Shields performed a variety of financial and comparative analyses. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, Shields made qualitative judgments as to the significance and relevance of each analysis and factor that it considered. Accordingly, Shields believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying its analyses and opinion.

In its analyses, Shields considered industry, general business, economic, market, and financial conditions, and other matters, many of which are beyond our control. No company, transaction, or business used in Shields’ analyses as a comparison is identical to us or the contemplated sale of the Management Shares to our executive officers and directors, and an evaluation of the results of those analyses is not entirely mathematical. Rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading, or other values of the companies, business segments, or transactions being analyzed.

Shields’ opinion is only one of many factors considered by our Board of Directors in its evaluation of the sale of Management Shares and should not be viewed as determinative of the views of our Board of Directors or our management with respect to the sale of the Management Shares to our executive officers and directors.

We have agreed to pay Shields a financial advisory fee for its services in connection with the rendering of an opinion related to the contemplated sale of the Management Shares to our executive officers and directors. Such fee is not contingent upon the conclusions reached by Shields. In addition, we also have agreed to reimburse Shields for its out-of-pocket expenses, including fees and expenses of legal counsel and any other advisor retained by Shields, and to indemnify Shields and related parties against liabilities, including liabilities under the federal securities laws, arising out of its engagement.

Summary of Analyses

The following is a summary of certain analyses performed by Shields in connection with rendering its opinion.

Precedent Transaction Analysis

An analysis of our historical equity transactions, to the extent that a transaction was based on arm’s-length negotiations, serves as a valuable statistic. When CapitalBank and AST entered into an agreement for AST to purchase all of the CapitalBank Shares, it represented a willing seller and a willing buyer entering into an arm’s-length transaction. The terms of this arm’s-length transaction were as follows:

•	AST purchased 4,150 shares of our Preferred Stock and 22,301,900 shares of our Common Stock together with accrued but unpaid stock dividends for a total of $750,000.

•	A total of 8,037,336 shares of our Common Stock were issuable in respect of accrued dividends on our Preferred Stock, resulting in the purchase of a total of 30,339,236 shares of our Common Stock.

In order to determine an implied per-share value for our Common Stock, Shields analyzed the transaction between AST and CapitalBank as though the Preferred Shares had been converted into Common Shares pursuant to tour Statement of Designation for each Series of Convertible Preferred Stock. When Shields divided the $750,000 purchase price by the sum of the 30,339,236 shares of purchased Common Stock, and the 172,916,667 shares of Common Stock into which the purchased Preferred Stock were convertible, Shields arrived at an implied common stock equity value of $0.0037 per share on a fully-diluted basis.

Recent Merger & Acquisition Transaction Analysis

An analysis of recent merger and acquisition transactions enables Shields to attempt to place a value on our route business based on other transactions, if any, within the same industry. However, because most of the transactions found involved private companies, there is minimal data regarding both the multiples of the transactions and the financial health of the target company. Hence, Shields was unable to utilize this methodology.

However, because the AST and CapitalBank transaction was an arm’s-length transaction between a willing buyer and a willing seller, Shields was able to calculate an implied equity value for 100% of the Company. Shields was then able to calculate a revenue multiple placed on the Company. The shares involved in the AST and CapitalBank transaction represented a 97.7% interest in the Company on a fully-diluted basis. When Shields utilized this transaction to calculate the implied value of the Company at 100%, the result was an implied equity value of $767,656, yielding an implied revenue multiple of 0.3x.

Finally, Shields applied the revenue multiple to the revenue generated by our route business for the twelve months ended December 31, 2006, to calculate an implied equity value of $633,835. When Shields divided this implied equity value by the number of shares of Common Stock outstanding after the transaction, (35,242,438), Shields arrived at an implied per-share value of $0.01798.

Guideline Company Analysis

The market approach to valuation is utilized to derive a firm’s value through comparisons to values associated with publicly-traded companies which may be similar to the subject company in terms of its core business, size, financial structure, competitive position, or its sensitivity to industry-specific and economic events. In addition, a market approach may also consider merger and acquisition activity within the subject company’s industry as indicators of value.

Due to the nature of our business, our small size and our financial structure, our management and Shields were unable to identify suitable comparable public companies for this market approach. Most of our competitors, in fact, are privately-held or are divisions of public companies which have many other business units. Therefore, comparative data for this analysis are either unavailable or unreliable. The guideline companies which Shields considered for this method include @Road, Inc., CAM Commerce Solutions, Inc., Cape Systems Group, Inc., InfoLogix, Inc., Intermec, Inc., Numerex Corp., Radiant Systems, Inc., and Sybase, Inc..

Shields determined that this group of publicly-traded guideline companies was not comparable to us based on business description, size, and growth rates. With the exception of three companies, none of the guideline companies had a net loss or negative EBITDA for the last twelve months. Of these three companies, only two had comparable revenues to our audit business and only one is located in the United States. In addition to the revenue differences, when Shields examined the operations of the two guideline companies with a net loss, Shields did not believe the operations are similar enough to our operations due to these companies’ diversified product offerings. Hence, Shields did not deem this methodology appropriate. However, when Shields applied our own revenue multiple to the revenue generated by our route business over the twelve months ended December 31, 2006; Shields arrived at an implied equity value of $935,078. When Shields divided this implied equity value by the number of shares ofour Common Stock outstanding (35,242,438) after the AST and CapitalBank transaction and the sale of the Management Shares, Shields arrived at an implied per-share value of $0.02653.

Historical Attempts to Raise Capital

Although Shields was not retained to pursue other various strategic alternatives on our behalf, Shields’ analysis considered such alternatives contemplated and/or investigated by our management. Discussions with our management and the review of correspondence and other documentation between us and certain financial parties indicated that our management did pursue other alternative transactions. We had held discussions with seven investment firms, one strategic partner, and CapitalBank directly in our efforts to raise the necessary funds to purchase the shares directly from CapitalBank. Despite these efforts, no indication of value for the Company was given. The only investor who was willing to invest in us was Mr. Stafford. Mr. Stafford was unwilling to invest in us unless our management and our Board of Directors invested as well. The series of transactions, which appear to be beneficial to our non-affiliated stockholders on a projected earnings per share basis, would not have been possible without the sale of the Management Shares.

Liquidation Analysis

Shields believed that a liquidation analysis was appropriate due to our historical losses and because our Form 10-KSB as of December 31, 2005 contained a going concern qualification in our accountants’ report. Shields evaluated the liquidation value of the Company to determine what values could be generated for shareholders if we were to liquidate our assets and pay our creditors from the proceeds. While no appraisals were available or sought, for analytic purposes, Shields assumed, for purposes of its analysis, that the liquidation value of our property, plant, and equipment was 25% of our net book value as of December 31, 2006. The discount utilized was based upon discussions with our management and Shields’ understanding that the fixed assets predominately consisted of office furniture and computer equipment. Shields also discounted the carrying value of accounts receivable by 10%, based upon (i) a review of our accounts receivable aging and (ii) discussions with individuals who specialize in turnaround situations in which liquidation is an alternative outcome. Shields assumed that we would be responsible for paying 100% of our outstanding liabilities in an orderly liquidation process and Shields attributed no liquidation value to any intangible assets on our balance sheet. Based upon this analysis, reflecting the aforementioned adjustments, Shields concluded that a liquidation of the Company could result in a deficit of approximately ($726,000). This approach assumes that the values of the assets stated on the balance sheet are not necessarily indicative of or equal to the values that can be realized by us upon the sale or liquidation of assets.

Earnings Per Share Analysis

Shields also evaluated the effect of the series of transactions on our future earnings per share. The series of transactions allows us to extinguish our outstanding Preferred Stock. Holders of the Preferred Stock are entitled to a quarterly dividend. We have not been able to pay the dividend in cash since our inception in 1996. In lieu of cash, we have issued Common Stock to CapitalBank at a price per share equal to the ten-day average stock price following our quarterly SEC filings. Shields reviewed our projected income statements for the two years ending December 31, 2008, both with and without our audit business. With respect to our projected financial results, Shields considered a variety of factors that could affect our ability to achieve those results and developed alternative scenarios reflecting other results that Shields considered in connection with rendering its opinion. To develop a range of earnings per share, Shields performed sensitivity analyses on management’s projected financial results. The projected result of the AST and CapitalBank transaction and the sale of the Management Shares is an increase in our net income and a decrease in the projected number of shares outstanding. The result is a hypothetical increase in earnings per share of $0.006 and $0.010 for fiscal years 2007 and 2008, respectively.

Market Valuation of Common Stock

Although our Common Stock trades publicly in the over-the-counter market, it receives limited investor exposure through its market makers as is evidenced by the fact that our Common Stock traded on only 46 days during fiscal 2006, with a median trading volume on those days of 20,000 shares. For the three-year period ended February 28, 2007, the greatest trading volume day was May 8, 2006. Approximately 1.2 million shares were traded that day, with a resulting 40% decline in the stock price. On approximately 63% of the days when there was trading volume, the closing price for our Common Stock was less than or equal to the prior day’s closing price. Therefore, Shields determined that the public market for our Common Stock is thinly traded and relatively inactive, and thus not an efficient indicator of Common Stock value.

Voting Control by Mr. Stafford

The proposed sale and issuance of the Management Shares to our executive officers and directors is contingent upon our receipt of the approval of our stockholders. In the event that we are unable to obtain stockholder approval for this transaction, our transactions with AST and Mr. Stafford will not be affected but the contemplated investment by our executive officers and directors for shares of our Common Stock, pursuant to our Share Transfer Authorization Agreements and Convertible Promissory Notes with our executive officers and directors, will instead be treated as a debt transaction whereby we will have borrowed, and thus become obligated to repay, an aggregate of $140,000 to our executive officers and directors. Notwithstanding the foregoing, however, because Mr. Stafford controls the voting of an aggregate of approximately 20,226,157 shares of our Common Stock, or approximately 73.29% of all outstanding shares of our Common Stock, and because he has indicated to us that he intends to vote all of these shares in favor of the proposal, stockholder approval of this proposal is assured.

Further, upon our receipt of stockholder approval of this proposal and our issuance of the Management Shares, Mr. Stafford will continue to control the voting for (but not the disposition of) 57.39% and thus, a majority, of the shares of our outstanding Common Stock, and as such, he will able to control the vote on any future matters that will come before the stockholders, including the election of our Board of Directors. Currently, Mr. Stafford expects to join the Board of Directors following this Special Meeting but he has not announced any intention to otherwise change the composition of the Board of Directors. The Board of Directors also expects to add Mr. Berens, the Company’s President and Chief Executive Officer, to the Board of Directors at the next Board of Directors’ meeting following this Special Meeting.

In addition, because Mr. Stafford will continue to hold voting control as the majority stockholder of the Company, Mr. Stafford will continue to control the outcome of matters requiring stockholder approval and will have the power to:

•	elect all of our directors;
•	amend our certificate of incorporation or by-laws; and
•	agree to or prevent mergers, consolidations or the sale of all or substantially all our assets.

Mr. Stafford’s significant ownership interest could adversely affect potential future investors’ perception of our corporate governance or delay, prevent or cause a change in control of our company, any of which could adversely affect the market price of our Common Stock.

The affirmative vote of a majority of the shares present or represented and entitled to vote at the Meeting is required to approve this sale and issuance of shares of Common Stock.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE THE ISSUANCE AND SALE OF SHARES OF COMMON STOCK TO THE OFFICERS AND DIRECTORS OF THE COMPANY IN THIS TRANSACTION, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

OTHER BUSINESS

As of the date of this Proxy Statement, the Board of Directors knows of no other business that will be presented to the Meeting. If any other business is properly brought before the Meeting for action by shareholders, proxies in the enclosed form returned to the Company will be voted in accordance with the judgment of the persons voting the proxies.

STOCKHOLDER PROPOSALS

To be considered for inclusion in our Proxy Statement relating to the Special Meeting of Stockholders, stockholder proposals must be received no later than by the close of business on March 20, 2007. Proposals not received during that time frame will not be voted on at the Meeting. If a proposal is received during that time frame, the proxies that management solicits for the Meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the Securities and Exchange Commission. All stockholder proposals should be marked for the attention of the Corporate Secretary, National Datacomputer, Inc., 900 Middlesex Turnpike, Bldg. #5, Billerica, Massachusetts, 01821.

WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, YOU ARE URGED TO FILL OUT, SIGN, DATE AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE.

By order of the Board of Directors:

John P. Ward
Chairman of the Board
March 2, 2007

EXHIBIT A - TEXT OF AMENDMENT TO CERTIFICATE OF INCORPORATION

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

NATIONAL DATACOMPUTER, INC.

It is hereby certified that:

1.    The name of the corporation (hereinafter called the “Corporation”) is National Datacomputer, Inc.

2.    The date of filing of the Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware was December 17, 1986. Thereafter the Certificate of Incorporation was amended by the filing of the following documents with the Secretary of State of the State of Delaware on the dates noted: an Agreement of Merger on February 18, 1987; a Certificate of Amendment on April 15, 1987; a Certificate of Designation on August 25, 1994; a Certificate of Amendment on October 17, 1994; a Certificate of Designation on April 25, 1996; a Certificate of Designation on June 27, 1996; two Certificates of Amendment on December 18, 1996; two Certificates of Designation on March 3, 1997; a Certificate of Designation on February 18, 1998; a Certificate of Designation on March 29, 1999; and a Certificate of Amendment on May 22, 2000.

3.    The Certificate of Incorporation, as amended to date, is hereby further amended to, among other things, change the capitalization of the Corporation by increasing the number of authorized shares, eliminating all Preferred Stock Designations and changing the par value of the Common Stock, said amendments shall be effected by striking out Article Fourth of the Certificate of Incorporation, as amended, in its entirety and by substituting in lieu thereof the following new Article Fourth:

“FOURTH:

a)    The total number of shares of all classes of stock which the Corporation shall have authority to issue is Fifty Million Fifty Thousand (50,050,000), consisting of:

i)    50,000,000 shares of Common Stock, Zero Dollars and One-Tenth of One Cent ($0.001) Par Value per share (the “Common Stock”) and

ii)    50,000 shares of Preferred Stock, Zero Dollars and One-Tenth of One Cent ($0.001) Par Value per share (the “Preferred Stock”).

b)    Common Stock.

1.    General. The voting, dividend and liquidation and other rights of the holders of the Common Stock are expressly made subject to and qualified by the rights of the holders of any series of Preferred Stock.

2.    Voting Rights. The holders of record of the Common Stock are entitled to one vote per share on all matters to be voted on by the Corporation’s stockholders.

3.    Dividends. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor if, as and when determined by the Board of Directors in their sole discretion, subject

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to provisions of law, any provision of this Certificate of Incorporation, as amended from time to time, and subject to the relative rights and preferences of any shares of Preferred Stock authorized, issued and outstanding hereunder.

4.    Liquidation. Upon the dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, holders of record of the Common Stock will be entitled to receive pro rata all assets of the Corporation available for distribution to its stockholders, subject, however, to the liquidation rights of the holders of Preferred Stock authorized, issued and outstanding hereunder.

5.   Reclassification. Upon the effectiveness of this Certificate of Amendment, every share of Common Stock outstanding or held by the Corporation in its treasury shall be changed and reclassified into one share of Common Stock, $0.001 par value per share, which shares shall be fully paid and nonassessable shares of Common Stock of the Corporation.

c)    Preferred Stock. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware (such certificate being hereafter referred to as a “Preferred Stock Designation”), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. In the event that at any time the Board of Directors shall have established and designated one or more series of Preferred Stock consisting of a number of shares less than all of the authorized number of shares of Preferred Stock, the remaining authorized shares of Preferred Stock shall be deemed to be shares of an undesignated series of Preferred Stock unless and until designated by the Board of Directors as being part of a series previously established or a new series then being established by the Board of Directors. Notwithstanding the fixing of the number of shares constituting a particular series, the Board of Directors may at any time thereafter authorize an increase or decrease in the number of shares of any such series except as set forth in the Preferred Stock Designation for such series. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status of authorized undesignated Preferred Stock unless and until designated by the Board of Directors as being part of a series previously established or a new series then being established by the Board of Directors. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of the capital stock of the Corporation entitled to vote thereon, without a vote of the holders of the Preferred Stock or of any series thereof, voting as a separate class, unless a vote of any such holders is required pursuant to the terms of any Preferred Stock Designation.”

4.    The Amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 228 and Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its President and Chief Executive Officer on the day of March, 2007.

NATIONAL DATACOMPUTER, INC.

By:
William B. Berens
President and Chief Executive Officer

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EXHIBIT B - 2007 EMPLOYEE, DIRECTOR AND CONSULTANT STOCK PLAN

NATIONAL DATACOMPUTER, INC.

2007 EMPLOYEE, DIRECTOR AND CONSULTANT STOCK PLAN

1.	DEFINITIONS.

Unless otherwise specified or unless the context otherwise requires, the following terms, as used in this National Datacomputer, Inc. 2007 Employee, Director and Consultant Stock Plan, have the following meanings:

Administrator means the Board of Directors, unless it has delegated power to act on its behalf to the Committee, in which case the Administrator means the Committee.

Affiliate means a corporation which, for purposes of Section 424 of the Code, is a parent or subsidiary of the Company, direct or indirect.

Agreement means an agreement between the Company and a Participant delivered pursuant to the Plan, in such form as the Administrator shall approve.

Board of Directors means the Board of Directors of the Company.

Code means the United States Internal Revenue Code of 1986, as amended.

Committee means the committee of the Board of Directors to which the Board of Directors has delegated power to act under or pursuant to the provisions of the Plan.

Common Stock means shares of the Company’s common stock, $.001 par value per share.

Company means National Datacomputer, Inc., a Delaware corporation.

Disability or Disabled means permanent and total disability as defined in Section 22(e)(3) of the Code.

Employee means any employee of the Company or of an Affiliate (including, without limitation, an employee who is also serving as an officer or director of the Company or of an Affiliate), designated by the Administrator to be eligible to be granted one or more Stock Rights under the Plan.

Fair Market Value of a Share of Common Stock means:

(1)
If the Common Stock is listed on a national securities exchange or traded in the over-the-counter market and sales prices are regularly reported for the Common Stock, the closing or last price of the Common Stock on the composite tape or other comparable reporting system for the trading day on the applicable date and if such applicable date is not a trading day, the last market trading day prior to such date;

(2)
If the Common Stock is not traded on a national securities exchange but is traded on the over-the-counter market, if sales prices are not regularly reported for the Common Stock for the trading day referred to in clause (1), and if bid and asked prices for the Common Stock are regularly reported, the mean between the bid and the asked price for the Common Stock at the close of trading in the over-the-counter market for the trading day on which Common Stock was traded on the applicable date and if such applicable date is not a trading day, the last market trading day prior to such date; and

(3)	If the Common Stock is neither listed on a national securities exchange nor traded in the over-the-counter market, such value as the Administrator, in good faith, shall determine.

ISO means an option meant to qualify as an incentive stock option under Section 422 of the Code.

Non-Qualified Option means an option which is not intended to qualify as an ISO.

Option means an ISO or Non-Qualified Option granted under the Plan.

Participant means an Employee, director or consultant of the Company or an Affiliate to whom one or more Stock Rights are granted under the Plan. As used herein, “Participant” shall include “Participant’s Survivors” where the context requires.

Plan means this National Datacomputer, Inc. 2007 Employee, Director and Consultant Stock Plan.

Shares means shares of the Common Stock as to which Stock Rights have been or may be granted under the Plan or any shares of capital stock into which the Shares are changed or for which they are exchanged within the provisions of Paragraph 3 of the Plan. The Shares issued under the Plan may be authorized and unissued shares or shares held by the Company in its treasury, or both.

Stock-Based Award means a grant by the Company under the Plan of an equity award or an equity based award which is not an Option or a Stock Grant.

Stock Grant means a grant by the Company of Shares under the Plan.

Stock Right means a right to Shares or the value of Shares of the Company granted pursuant to the Plan -- an ISO, a Non-Qualified Option, a Stock Grant or a Stock-Based Award.

Survivor means a deceased Participant’s legal representatives and/or any person or persons who acquired the Participant’s rights to a Stock Right by will or by the laws of descent and distribution.

2.	PURPOSES OF THE PLAN.

The Plan is intended to encourage ownership of Shares by Employees and directors of and certain consultants to the Company in order to attract and retain such people, to induce them to work for the benefit of the Company or of an Affiliate and to provide additional incentive for them to promote the success of the Company or of an Affiliate. The Plan provides for the granting of ISOs, Non-Qualified Options, Stock Grants and Stock-Based Awards.

3.	SHARES SUBJECT TO THE PLAN.

(a) The number of Shares which may be issued from time to time pursuant to this Plan shall be 2,000,000, or the equivalent of such number of Shares after the Administrator, in its sole discretion, has interpreted the effect of any stock split, stock dividend, combination, recapitalization or similar transaction in accordance with Paragraph 24 of the Plan.

(b) If an Option ceases to be “outstanding”, in whole or in part (other than by exercise), or if the Company shall reacquire (at not more than its original issuance price) any Shares issued pursuant to a Stock Grant or Stock-Based Award, or if any Stock Right expires or is forfeited, cancelled, or otherwise terminated or results in any Shares not being issued, the unissued Shares which were subject to such Stock Right shall again be available for issuance from time to time pursuant to this Plan. Notwithstanding the foregoing, if a Stock Right is exercised, in whole or in part, by tender of Shares or if the Company’s tax withholding obligation is satisfied by withholding Shares, the number of Shares deemed to have been issued under the Plan for purposes of the limitation set forth in Paragraph 3(a) above shall be the number of Shares that were subject to the Stock Right or portion thereof, and not the net number of Shares actually issued.

4.	ADMINISTRATION OF THE PLAN.

The Administrator of the Plan will be the Board of Directors, except to the extent the Board of Directors delegates its authority to the Committee, in which case the Committee shall be the Administrator. Subject to the provisions of the Plan, the Administrator is authorized to:

a.	Interpret the provisions of the Plan and all Stock Rights and to make all rules and determinations which it deems necessary or advisable for the administration of the Plan;

b.	Determine which Employees, directors and consultants shall be granted Stock Rights;

c.
Determine the number of Shares for which a Stock Right or Stock Rights shall be granted, provided, however, that in no event shall Stock Rights with respect to more than 500,000 Shares be granted to any Participant in any fiscal year;

d.	Specify the terms and conditions upon which a Stock Right or Stock Rights may be granted;

e.
Make changes to any outstanding Stock Right, including, without limitation, to reduce or increase the exercise price or purchase price, accelerate the vesting schedule or extend the expiration date, provided that no such change shall impair the rights of a Participant under any grant previously made without such Participant’s consent;

f.
Buy out for a payment in cash or Shares, a Stock Right previously granted and/or cancel any such Stock Right and grant in substitution therefor other Stock Rights, covering the same or a different number of Shares and having an exercise price or purchase price per share which may be lower or higher than the exercise price or purchase price of the cancelled Stock Right, based on such terms and conditions as the Administrator shall establish and the Participant shall accept; and

g.
Adopt any sub-plans applicable to residents of any specified jurisdiction as it deems necessary or appropriate in order to comply with or take advantage of any tax or other laws applicable to the Company or to Plan Participants or to otherwise facilitate the administration of the Plan, which sub-plans may include additional restrictions or conditions applicable to Stock Rights or Shares issuable pursuant to a Stock Right;

provided, however, that all such interpretations, rules, determinations, terms and conditions shall be made and prescribed in the context of preserving the tax status under Section 422 of the Code of those Options which are designated as ISOs. Subject to the foregoing, the interpretation and construction by the Administrator of any provisions of the Plan or of any Stock Right granted under it shall be final, unless otherwise determined by the Board of Directors, if the Administrator is the Committee. In addition, if the

Administrator is the Committee, the Board of Directors may take any action under the Plan that would otherwise be the responsibility of the Committee.

To the extent permitted under applicable law, the Board of Directors or the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any portion of its responsibilities and powers to any other person selected by it. The Board of Directors or the Committee may revoke any such allocation or delegation at any time.

5.	ELIGIBILITY FOR PARTICIPATION.

The Administrator will, in its sole discretion, name the Participants in the Plan, provided, however, that each Participant must be an Employee, director or consultant of the Company or of an Affiliate at the time a Stock Right is granted. Notwithstanding the foregoing, the Administrator may authorize the grant of a Stock Right to a person not then an Employee, director or consultant of the Company or of an Affiliate; provided, however, that the actual grant of such Stock Right shall be conditioned upon such person becoming eligible to become a Participant at or prior to the time of the execution of the Agreement evidencing such Stock Right. ISOs may be granted only to Employees. Non-Qualified Options, Stock Grants and Stock-Based Awards may be granted to any Employee, director or consultant of the Company or an Affiliate. The granting of any Stock Right to any individual shall neither entitle that individual to, nor disqualify him or her from, participation in any other grant of Stock Rights.

6.	TERMS AND CONDITIONS OF OPTIONS.

Each Option shall be set forth in writing in an Option Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Administrator may provide that Options be granted subject to such terms and conditions, consistent with the terms and conditions specifically required under this Plan, as the Administrator may deem appropriate including, without limitation, subsequent approval by the shareholders of the Company of this Plan or any amendments thereto. The Option Agreements shall be subject to at least the following terms and conditions:

a.
Non-Qualified Options: Each Option intended to be a Non-Qualified Option shall be subject to the terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company, subject to the following minimum standards for any such Non-Qualified Option:

i.
Option Price: Each Option Agreement shall state the option price (per share) of the Shares covered by each Option, which option price shall be determined by the Administrator but shall not be less than the Fair Market Value per share of Common Stock.

ii.	Number of Shares: Each Option Agreement shall state the number of Shares to which it pertains.

iii.
Option Periods: Each Option Agreement shall state the date or dates on which it first is exercisable and the date after which it may no longer be exercised, and may provide that the Option rights accrue or become exercisable in installments over a period of months or years, or upon the occurrence of certain conditions or the attainment of stated goals or events.

iv.
Option Conditions: Exercise of any Option may be conditioned upon the Participant’s execution of a Share purchase agreement in form satisfactory to the Administrator providing for certain protections for the Company and its other shareholders, including requirements that:

A.	The Participant’s or the Participant’s Survivors’ right to sell or transfer the Shares may be restricted; and

B.	The Participant or the Participant’s Survivors may be required to execute letters of investment intent and must also acknowledge that the Shares will bear legends noting any applicable restrictions.

b.
ISOs: Each Option intended to be an ISO shall be issued only to an Employee and be subject to the following terms and conditions, with such additional restrictions or changes as the Administrator determines are appropriate but not in conflict with Section 422 of the Code and relevant regulations and rulings of the Internal Revenue Service:

i.	Minimum standards: The ISO shall meet the minimum standards required of Non-Qualified Options, as described in Paragraph 6(a) above, except clause (i) thereunder.

ii.	Option Price: Immediately before the ISO is granted, if the Participant owns, directly or by reason of the applicable attribution rules in Section 424(d) of the Code:

A.
10% or less of the total combined voting power of all classes of stock of the Company or an Affiliate, the Option price per share of the Shares covered by each ISO shall not be less than 100% of the Fair Market Value per share of the Shares on the date of the grant of the Option; or

B.
More than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, the Option price per share of the Shares covered by each ISO shall not be less than 110% of the Fair Market Value on the date of grant.

iii.	Term of Option: For Participants who own:

A.
10% or less of the total combined voting power of all classes of stock of the Company or an Affiliate, each ISO shall terminate not more than ten years from the date of the grant or at such earlier time as the Option Agreement may provide; or

B.
More than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, each ISO shall terminate not more than five years from the date of the grant or at such earlier time as the Option Agreement may provide.

iv.
Limitation on Yearly Exercise: The Option Agreements shall restrict the amount of ISOs which may become exercisable in any calendar year (under this or any other ISO plan of the Company or an Affiliate) so that the aggregate Fair Market Value (determined at the time each ISO is granted) of the stock with respect to which ISOs are exercisable for the first time by the Participant in any calendar year does not exceed $100,000.

7.	TERMS AND CONDITIONS OF STOCK GRANTS.

Each offer of a Stock Grant to a Participant shall state the date prior to which the Stock Grant must be accepted by the Participant, and the principal terms of each Stock Grant shall be set forth in an Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Agreement shall be in a form approved by the Administrator and shall contain terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company, subject to the following minimum standards:

(a)
Each Agreement shall state the purchase price (per share), if any, of the Shares covered by each Stock Grant, which purchase price shall be determined by the Administrator but shall not be less than the minimum consideration required by the Delaware General Corporation Law on the date of the grant of the Stock Grant;

(b)	Each Agreement shall state the number of Shares to which the Stock Grant pertains; and

(c)
Each Agreement shall include the terms of any right of the Company to restrict or reacquire the Shares subject to the Stock Grant, including the time and events upon which such rights shall accrue and the purchase price therefor, if any.

8.	TERMS AND CONDITIONS OF OTHER STOCK-BASED AWARDS.

The Administrator shall have the right to grant other Stock-Based Awards based upon the Common Stock having such terms and conditions as the Administrator may determine, including, without limitation, the grant of Shares based upon certain conditions, the grant of securities convertible into Shares and the grant of stock appreciation rights, phantom stock awards or stock units. The principal terms of each Stock-Based Award shall be set forth in an Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Agreement shall be in a form approved by the Administrator and shall contain terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company.

9.	EXERCISE OF OPTIONS AND ISSUE OF SHARES.

An Option (or any part or installment thereof) shall be exercised by giving written notice to the Company or its designee, together with provision for payment of the full purchase price in accordance with this Paragraph for the Shares as to which the Option is being exercised, and upon compliance with any other condition(s) set forth in the Option Agreement. Such notice shall be signed by the person exercising the Option, shall state the number of Shares with respect to which the Option is being exercised and shall contain any representation required by the Plan or the Option Agreement. Payment of the purchase price for the Shares as to which such Option is being exercised shall be made (a) in United States dollars in cash or by check, or (b) at the discretion of the Administrator, through delivery of shares of Common Stock having a Fair Market Value equal as of the date of the exercise to the cash exercise price of the Option and held for at least six months, or (c) at the discretion of the Administrator, by having the Company retain from the shares otherwise issuable upon exercise of the Option, a number of shares having a Fair Market Value equal as of the date of exercise to the exercise price of the Option, or (d) at the discretion of the Administrator, in accordance with a cashless exercise program established with a securities brokerage firm, and approved by the Administrator, or (e) at the discretion of the Administrator, by any combination of (a), (b), (c) and (d) above or (f) at the discretion of the Administrator, payment of such other lawful consideration as the Administrator may determine. Notwithstanding the foregoing, the Administrator shall accept only such payment on exercise of an ISO as is permitted by Section 422 of the Code.

The Company shall then reasonably promptly deliver the Shares as to which such Option was exercised to the Participant (or to the Participant’s Survivors, as the case may be). In determining what constitutes “reasonably promptly,” it is expressly understood that the issuance and delivery of the Shares may be delayed by the Company in order to comply with any law or regulation (including, without limitation, state securities or “blue sky” laws) which requires the Company to take any action with respect to the Shares prior to their issuance. The Shares shall, upon delivery, be fully paid, non-assessable Shares.

The Administrator shall have the right to accelerate the date of exercise of any installment of any Option; provided that the Administrator shall not accelerate the exercise date of any installment of any Option granted to an Employee as an ISO (and not previously converted into a Non-Qualified Option pursuant to Paragraph 27) without the prior approval of the Employee if such acceleration would violate the annual vesting limitation contained in Section 422(d) of the Code, as described in Paragraph 6(b)(iv).

The Administrator may, in its discretion, amend any term or condition of an outstanding Option provided (i) such term or condition as amended is permitted by the Plan, (ii) any such amendment shall be made only with the consent of the Participant to whom the Option was granted, or in the event of the death of the Participant, the Participant’s Survivors, if the amendment is adverse to the Participant, and (iii) any such amendment of any Option shall be made only after the Administrator determines whether such amendment would constitute a “modification” of any Option which is an ISO (as that term is defined in Section 424(h) of the Code) or would cause any adverse tax consequences for the holder of such Option including, but not limited to, pursuant to Section 409A of the Code.

10.	ACCEPTANCE OF STOCK GRANTS AND STOCK-BASED AWARDS AND ISSUE OF SHARES.

A Stock Grant or Stock-Based Award (or any part or installment thereof) shall be accepted by executing the applicable Agreement and delivering it to the Company or its designee, together with provision for payment of the full purchase price, if any, in accordance with this Paragraph for the Shares as to which such Stock Grant or Stock-Based Award is being accepted, and upon compliance with any other conditions set forth in the applicable Agreement. Payment of the purchase price for the Shares as to which such Stock Grant or Stock-Based Award is being accepted shall be made (a) in United States dollars in cash or by check, or (b) at the discretion of the Administrator, through delivery of shares of Common Stock held for at least six months and having a Fair Market Value equal as of the date of acceptance of the Stock Grant or Stock Based-Award to the purchase price of the Stock Grant or Stock-Based Award, or (c) at the discretion of the Administrator, by any combination of (a) and (b); or (e) at the discretion of the Administrator, payment of such other lawful consideration as the Administrator may determine.

The Company shall then, if required by the applicable Agreement, reasonably promptly deliver the Shares as to which such Stock Grant or Stock-Based Award was accepted to the Participant (or to the Participant’s Survivors, as the case may be), subject to any escrow provision set forth in the applicable Agreement. In determining what constitutes “reasonably promptly,” it is expressly understood that the issuance and delivery of the Shares may be delayed by the Company in order to comply with any law or regulation (including, without limitation, state securities or “blue sky” laws) which requires the Company to take any action with respect to the Shares prior to their issuance.

The Administrator may, in its discretion, amend any term or condition of an outstanding Stock Grant, Stock-Based Award or applicable Agreement provided (i) such term or condition as amended is permitted by the Plan, and (ii) any such amendment shall be made only with the consent of the Participant to whom the Stock Grant or Stock-Based Award was made, if the amendment is adverse to the Participant.

11.	RIGHTS AS A SHAREHOLDER.

No Participant to whom a Stock Right has been granted shall have rights as a shareholder with respect to any Shares covered by such Stock Right, except after due exercise of the Option or acceptance of the Stock Grant or as set forth in any Agreement, and tender of the full purchase price, if any, for the Shares being purchased pursuant to such exercise or acceptance and registration of the Shares in the Company’s share register in the name of the Participant.

12.	ASSIGNABILITY AND TRANSFERABILITY OF STOCK RIGHTS.

By its terms, a Stock Right granted to a Participant shall not be transferable by the Participant other than (i) by will or by the laws of descent and distribution, or (ii) as approved by the Administrator in its discretion and set forth in the applicable Agreement. Notwithstanding the foregoing, an ISO transferred except in compliance with clause (i) above shall no longer qualify as an ISO. The designation of a beneficiary of a Stock Right by a Participant, with the prior approval of the Administrator and in such form as the Administrator shall prescribe, shall not be deemed a transfer prohibited by this Paragraph. Except as provided above, a Stock Right shall only be exercisable or may only be accepted, during the Participant’s lifetime, by such Participant (or by his or her legal representative) and shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of any Stock Right or of any rights granted thereunder contrary to the provisions of this Plan, or the levy of any attachment or similar process upon a Stock Right, shall be null and void.

13.	EFFECT ON OPTIONS OF TERMINATION OF SERVICE OTHER THAN “FOR CAUSE” OR DEATH OR DISABILITY.

Except as otherwise provided in a Participant’s Option Agreement, in the event of a termination of service (whether as an employee, director or consultant) with the Company or an Affiliate before the Participant has exercised an Option, the following rules apply:

a.
A Participant who ceases to be an employee, director or consultant of the Company or of an Affiliate (for any reason other than termination “for cause”, Disability, or death for which events there are special rules in Paragraphs 14, 15, and 16, respectively), may exercise any Option granted to him or her to the extent that the Option is exercisable on the date of such termination of service, but only within such term as the Administrator has designated in a Participant’s Option Agreement.

b.
Except as provided in Subparagraph (c) below, or Paragraph 15 or 16, in no event may an Option intended to be an ISO, be exercised later than three months after the Participant’s termination of employment.

c.
The provisions of this Paragraph, and not the provisions of Paragraph 15 or 16, shall apply to a Participant who subsequently becomes Disabled or dies after the termination of employment, director status or consultancy; provided, however, in the case of a Participant’s Disability or death within three months after the termination of employment, director status or consultancy, the Participant or the Participant’s Survivors may exercise the Option within one year after the date of the Participant’s termination of service, but in no event after the date of expiration of the term of the Option.

d.
Notwithstanding anything herein to the contrary, if subsequent to a Participant’s termination of employment, termination of director status or termination of consultancy, but prior to the exercise of an Option, the Board of Directors determines that, either prior or subsequent to the Participant’s termination, the Participant engaged in conduct which would constitute “cause”, then such Participant shall forthwith cease to have any right to exercise any Option.

e.
A Participant to whom an Option has been granted under the Plan who is absent from the Company or an Affiliate because of temporary disability (any disability other than a Disability as defined in Paragraph 1 hereof), or who is on leave of absence for any purpose, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated such Participant’s employment, director status or consultancy with the Company or with an Affiliate, except as the Administrator may otherwise expressly provide.

f.
Except as required by law or as set forth in a Participant’s Option Agreement, Options granted under the Plan shall not be affected by any change of a Participant’s status within or among the Company and any Affiliates, so long as the Participant continues to be an employee, director or consultant of the Company or any Affiliate.

14.	EFFECT ON OPTIONS OF TERMINATION OF SERVICE “FOR CAUSE”.

Except as otherwise provided in a Participant’s Option Agreement, the following rules apply if the Participant’s service (whether as an employee, director or consultant) with the Company or an Affiliate is terminated “for cause” prior to the time that all his or her outstanding Options have been exercised:

a.	All outstanding and unexercised Options as of the time the Participant is notified his or her service is terminated “for cause” will immediately be forfeited.

b.
For purposes of this Plan, “cause” shall include (and is not limited to) dishonesty with respect to the Company or any Affiliate, insubordination, substantial malfeasance or non-feasance of duty, unauthorized disclosure of confidential information, breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or similar agreement between the Participant and the Company, and conduct substantially prejudicial to the business of the Company or any Affiliate. The determination of the Administrator as to the existence of “cause” will be conclusive on the Participant and the Company.

c.
“Cause” is not limited to events which have occurred prior to a Participant’s termination of service, nor is it necessary that the Administrator’s finding of “cause” occur prior to termination. If the Administrator determines, subsequent to a Participant’s termination of service but prior to the exercise of an Option, that either prior or subsequent to the Participant’s termination the Participant engaged in conduct which would constitute “cause”, then the right to exercise any Option is forfeited.

d.
Any provision in an agreement between the Participant and the Company or an Affiliate, which contains a conflicting definition of “cause” for termination and which is in effect at the time of such termination, shall supersede the definition in this Plan with respect to that Participant.

15.	EFFECT ON OPTIONS OF TERMINATION OF SERVICE FOR DISABILITY.

Except as otherwise provided in a Participant’s Option Agreement:

a.	A Participant who ceases to be an employee, director or consultant of the Company or of an Affiliate by reason of Disability may exercise any Option granted to such Participant:

(i)    To the extent that the Option has become exercisable but has not been exercised on the date of Disability; and

(ii)    In the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion through the date of Disability of any additional vesting rights that would have accrued on the next vesting date had the Participant not become Disabled. The proration shall be based upon the number of days accrued in the current vesting period prior to the date of Disability.

b.
A Disabled Participant may exercise such rights only within the period ending one year after the date of the Participant’s Disability, notwithstanding that the Participant might have been able to exercise the Option as to some or all of the Shares on a later date if the Participant had not become Disabled and had continued to be an employee, director or consultant or, if earlier, within the originally prescribed term of the Option.

c.
The Administrator shall make the determination both of whether Disability has occurred and the date of its occurrence (unless a procedure for such determination is set forth in another agreement between the Company and such Participant, in which case such procedure shall be used for such determination). If requested, the Participant shall be examined by a physician selected or approved by the Administrator, the cost of which examination shall be paid for by the Company.

16.	EFFECT ON OPTIONS OF DEATH WHILE AN EMPLOYEE, DIRECTOR OR CONSULTANT.

Except as otherwise provided in a Participant’s Option Agreement:

a.	In the event of the death of a Participant while the Participant is an employee, director or consultant of the Company or of an Affiliate, such Option may be exercised by the Participant’s Survivors:

(i)    To the extent that the Option has become exercisable but has not been exercised on the date of death; and

(ii)    In the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion through the date of death of any additional vesting rights that would have accrued on the next vesting date had the Participant not died. The proration shall be based upon the number of days accrued in the current vesting period prior to the Participant’s date of death.

b.
If the Participant’s Survivors wish to exercise the Option, they must take all necessary steps to exercise the Option within one year after the date of death of such Participant, notwithstanding that the decedent might have been able to exercise the Option as to some or all of the Shares on a later date if he or she had not died and had continued to be an employee, director or consultant or, if earlier, within the originally prescribed term of the Option.

17.	EFFECT OF TERMINATION OF SERVICE ON UNACCEPTED STOCK GRANTS.

In the event of a termination of service (whether as an employee, director or consultant) with the Company or an Affiliate for any reason before the Participant has accepted a Stock Grant, such offer shall terminate.

For purposes of this Paragraph 17 and Paragraph 18 below, a Participant to whom a Stock Grant has been offered and accepted under the Plan who is absent from work with the Company or with an Affiliate because of temporary disability (any disability other than a Disability as defined in Paragraph 1 hereof), or who is on leave of absence for any purpose, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated such Participant’s employment, director status or consultancy with the Company or with an Affiliate, except as the Administrator may otherwise expressly provide.

In addition, for purposes of this Paragraph 17 and Paragraph 18 below, any change of employment or other service within or among the Company and any Affiliates shall not be treated as a termination of employment, director status or consultancy so long as the Participant continues to be an employee, director or consultant of the Company or any Affiliate.

18.	EFFECT ON STOCK GRANTS OF TERMINATION OF SERVICE OTHER THAN “FOR CAUSE” OR DEATH OR DISABILITY.

Except as otherwise provided in a Participant’s Stock Grant Agreement, in the event of a termination of service (whether as an employee, director or consultant), other than termination “for cause,” Disability, or death for which events there are special rules in Paragraphs 19, 20, and 21, respectively, before all forfeiture provisions or Company rights of repurchase shall have lapsed, then the Company shall have the right to cancel or repurchase that number of Shares subject to a Stock Grant as to which the Company’s forfeiture or repurchase rights have not lapsed.

19.	EFFECT ON STOCK GRANTS OF TERMINATION OF SERVICE “FOR CAUSE”.

Except as otherwise provided in a Participant’s Stock Grant Agreement, the following rules apply if the Participant’s service (whether as an employee, director or consultant) with the Company or an Affiliate is terminated “for cause”:

a.	All Shares subject to any Stock Grant shall be immediately subject to repurchase by the Company at the purchase price, thereof.

b.
For purposes of this Plan, “cause” shall include (and is not limited to) dishonesty with respect to the employer, insubordination, substantial malfeasance or non-feasance of duty, unauthorized disclosure of confidential information, breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or similar agreement between the Participant and the Company, and conduct substantially prejudicial to the business of the Company or any Affiliate. The determination of the Administrator as to the existence of “cause” will be conclusive on the Participant and the Company.

c.
“Cause” is not limited to events which have occurred prior to a Participant’s termination of service, nor is it necessary that the Administrator’s finding of “cause” occur prior to termination. If the Administrator determines, subsequent to a Participant’s termination of service, that either prior or subsequent to the Participant’s termination the Participant engaged in conduct which would constitute “cause,” then the Company’s right to repurchase all of such Participant’s Shares shall apply.

d.
Any provision in an agreement between the Participant and the Company or an Affiliate, which contains a conflicting definition of “cause” for termination and which is in effect at the time of such termination, shall supersede the definition in this Plan with respect to that Participant.

20.	EFFECT ON STOCK GRANTS OF TERMINATION OF SERVICE FOR DISABILITY.

Except as otherwise provided in a Participant’s Stock Grant Agreement, the following rules apply if a Participant ceases to be an employee, director or consultant of the Company or of an Affiliate by reason of Disability: to the extent the forfeiture provisions or the Company’s rights of repurchase have not lapsed on the date of Disability, they shall be exercisable; provided, however, that in the event such forfeiture provisions or rights of repurchase lapse periodically, such provisions or rights shall lapse to the extent of a pro rata portion of the Shares subject to such Stock Grant through the date of Disability as would have lapsed had the Participant not become Disabled. The proration shall be based upon the number of days accrued prior to the date of Disability.

The Administrator shall make the determination both of whether Disability has occurred and the date of its occurrence (unless a procedure for such determination is set forth in another agreement between the Company and such Participant, in which case such procedure shall be used for such determination). If requested, the Participant shall be examined by a physician selected or approved by the Administrator, the cost of which examination shall be paid for by the Company.

21.	EFFECT ON STOCK GRANTS OF DEATH WHILE AN EMPLOYEE, DIRECTOR OR CONSULTANT.

Except as otherwise provided in a Participant’s Stock Grant Agreement, the following rules apply in the event of the death of a Participant while the Participant is an employee, director or consultant of the

Company or of an Affiliate: to the extent the forfeiture provisions or the Company’s rights of repurchase have not lapsed on the date of death, they shall be exercisable; provided, however, that in the event such forfeiture provisions or rights of repurchase lapse periodically, such provisions or rights shall lapse to the extent of a pro rata portion of the Shares subject to such Stock Grant through the date of death as would have lapsed had the Participant not died. The proration shall be based upon the number of days accrued prior to the Participant’s death.

22.	PURCHASE FOR INVESTMENT.

Unless the offering and sale of the Shares to be issued upon the particular exercise or acceptance of a Stock Right shall have been effectively registered under the Securities Act of 1933, as now in force or hereafter amended (the “1933 Act”), the Company shall be under no obligation to issue the Shares covered by such exercise unless and until the following conditions have been fulfilled:

a.
The person(s) who exercise(s) or accept(s) such Stock Right shall warrant to the Company, prior to the receipt of such Shares, that such person(s) are acquiring such Shares for their own respective accounts, for investment, and not with a view to, or for sale in connection with, the distribution of any such Shares, in which event the person(s) acquiring such Shares shall be bound by the provisions of the following legend which shall be endorsed upon the certificate(s) evidencing their Shares issued pursuant to such exercise or such grant:

“The shares represented by this certificate have been taken for investment and they may not be sold or otherwise transferred by any person, including a pledgee, unless (1) either (a) a Registration Statement with respect to such shares shall be effective under the Securities Act of 1933, as amended, or (b) the Company shall have received an opinion of counsel satisfactory to it that an exemption from registration under such Act is then available, and (2) there shall have been compliance with all applicable state securities laws.”

b.
At the discretion of the Administrator, the Company shall have received an opinion of its counsel that the Shares may be issued upon such particular exercise or acceptance in compliance with the 1933 Act without registration thereunder.

23.	DISSOLUTION OR LIQUIDATION OF THE COMPANY.

Upon the dissolution or liquidation of the Company, all Options granted under this Plan which as of such date shall not have been exercised and all Stock Grants and Stock-Based Awards which have not been accepted will terminate and become null and void; provided, however, that if the rights of a Participant or a Participant’s Survivors have not otherwise terminated and expired, the Participant or the Participant’s Survivors will have the right immediately prior to such dissolution or liquidation to exercise or accept any Stock Right to the extent that the Stock Right is exercisable or subject to acceptance as of the date immediately prior to such dissolution or liquidation. Upon the dissolution or liquidation of the Company, any outstanding Stock-Based Awards shall immediately terminate unless otherwise determined by the Administrator or specifically provided in the applicable Agreement.

24.	ADJUSTMENTS.

Upon the occurrence of any of the following events, a Participant’s rights with respect to any Stock Right granted to him or her hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in a Participant’s Agreement:

a.    Stock Dividends and Stock Splits. If (i) the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock, the number of shares of Common Stock deliverable upon the exercise of an Option or acceptance of a Stock Grant shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made including, in the purchase price per share, to reflect such events. The number of Shares subject to the limitations in Paragraph 3(a) shall also be proportionately adjusted upon the occurrence of such events.

b.    Corporate Transactions. If the Company is to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Company’s assets other than a transaction to merely change the state of incorporation (a “Corporate Transaction”), the Administrator or the board of directors of any entity assuming the obligations of the Company hereunder (the “Successor Board”), shall, as to outstanding Options, either (i) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the Shares then subject to such Options either the consideration payable with respect to the outstanding shares of Common Stock in connection with the Corporate Transaction or securities of any successor or acquiring entity; or (ii) upon written notice to the Participants, provide that all Options must be exercised (either (A) to the extent then exercisable or, (B) at the discretion of the Administrator, all Options being made fully exercisable for purposes of this Subparagraph), within a specified number of days of the date of such notice, at the end of which period the Options shall terminate; or (iii) terminate all Options in exchange for a cash payment equal to the excess of the Fair Market Value of the Shares subject to such Options (either (A) to the extent then exercisable or, (B) at the discretion of the Administrator, all Options being made fully exercisable for purposes of this Subparagraph) over the exercise price thereof.

With respect to outstanding Stock Grants, the Administrator or the Successor Board, shall either (i) make appropriate provisions for the continuation of such Stock Grants on the same terms and conditions by substituting on an equitable basis for the Shares then subject to such Stock Grants either the consideration payable with respect to the outstanding Shares of Common Stock in connection with the Corporate Transaction or securities of any successor or acquiring entity; or (ii) terminate all Stock Grants in exchange for a cash payment equal to the excess of the Fair Market Value of the Shares subject to such Stock Grants over the purchase price thereof, if any. In addition, in the event of a Corporate Transaction, the Administrator may waive any or all Company forfeiture or repurchase rights with respect to outstanding Stock Grants.

c.    Recapitalization or Reorganization. In the event of a recapitalization or reorganization of the Company other than a Corporate Transaction pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, a Participant upon exercising an Option or accepting a Stock Grant after the recapitalization or reorganization shall be entitled to receive for the purchase price paid upon such exercise or acceptance of the number of replacement securities which would have been received if such Option had been exercised or Stock Grant accepted prior to such recapitalization or reorganization.

d.    Adjustments to Stock-Based Awards. Upon the happening of any of the events described in Subparagraphs a, b or c above, any outstanding Stock-Based Award shall be appropriately adjusted to reflect the events described in such Subparagraphs. The Administrator or the Successor Board shall determine the specific adjustments to be made under this Paragraph 24, including, but not limited to the effect if any, of a Change of Control and, subject to Paragraph 4, its determination shall be conclusive.

e.    Modification of ISOs. Notwithstanding the foregoing, any adjustments made pursuant to Subparagraph a, b or c above with respect to ISOs shall be made only after the Administrator determines whether such adjustments would constitute a “modification” of such ISOs (as that term is defined in Section 424(h) of the Code) or would cause any adverse tax consequences for the holders of such ISOs. If the Administrator determines that such adjustments made with respect to ISOs would constitute a modification of such ISOs, it may refrain from making such adjustments, unless the holder of an ISO specifically agrees in writing that such adjustment be made and such writing indicates that the holder has full knowledge of the consequences of such “modification” on his or her income tax treatment with respect to the ISO. This paragraph shall not apply to the acceleration of the vesting of any ISO that would cause any portion of the ISO to violate the annual vesting limitation contained in Section 422(d) of the Code, as described in Paragraph 6b(iv).

25.	ISSUANCES OF SECURITIES.

Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Stock Rights. Except as expressly provided herein, no adjustments shall be made for dividends paid in cash or in property (including without limitation, securities) of the Company prior to any issuance of Shares pursuant to a Stock Right.

26.	FRACTIONAL SHARES.

No fractional shares shall be issued under the Plan and the person exercising a Stock Right shall receive from the Company cash in lieu of such fractional shares equal to the Fair Market Value thereof.

27.	CONVERSION OF ISOs INTO NON-QUALIFIED OPTIONS; TERMINATION OF ISOs.

The Administrator, at the written request of any Participant, may in its discretion take such actions as may be necessary to convert such Participant’s ISOs (or any portions thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such ISOs, regardless of whether the Participant is an employee of the Company or an Affiliate at the time of such conversion. At the time of such conversion, the Administrator (with the consent of the Participant) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Administrator in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in the Plan shall be deemed to give any Participant the right to have such Participant’s ISOs converted into Non-Qualified Options, and no such conversion shall occur until and unless the Administrator takes appropriate action. The Administrator, with the consent of the Participant, may also terminate any portion of any ISO that has not been exercised at the time of such conversion.

28.	WITHHOLDING.

In the event that any federal, state, or local income taxes, employment taxes, Federal Insurance Contributions Act (“F.I.C.A.”) withholdings or other amounts are required by applicable law or governmental regulation to be withheld from the Participant’s salary, wages or other remuneration in connection with the exercise or acceptance of a Stock Right or in connection with a Disqualifying Disposition (as defined in Paragraph 29) or upon the lapsing of any forfeiture provision or right of repurchase or for any other reason required by law, the Company may withhold from the Participant’s compensation, if any, or may require that the Participant advance in cash to the Company, or to any Affiliate of the Company which employs or employed the Participant, the statutory minimum amount of such withholdings unless a different withholding arrangement, including the use of shares of the Company’s Common Stock or a promissory note, is authorized by the Administrator (and permitted by law). For purposes hereof, the fair market value of the shares withheld for purposes of payroll withholding shall be determined in the manner provided in Paragraph 1 above, as of the most recent practicable date prior to the date of exercise. If the fair market value of the shares withheld is less than the amount of payroll withholdings required, the Participant may be required to advance the difference in cash to the Company or the Affiliate employer. The Administrator in its discretion may condition the exercise of an Option for less than the then Fair Market Value on the Participant’s payment of such additional withholding.

29.	NOTICE TO COMPANY OF DISQUALIFYING DISPOSITION.

Each Employee who receives an ISO must agree to notify the Company in writing immediately after the Employee makes a Disqualifying Disposition of any shares acquired pursuant to the exercise of an ISO. A Disqualifying Disposition is defined in Section 424(c) of the Code and includes any disposition

(including any sale or gift) of such shares before the later of (a) two years after the date the Employee was granted the ISO, or (b) one year after the date the Employee acquired Shares by exercising the ISO, except as otherwise provided in Section 424(c) of the Code. If the Employee has died before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

30.	TERMINATION OF THE PLAN.

The Plan will terminate on January 17, 2017, the date which is ten years from the earlier of the date of its adoption by the Board of Directors and the date of its approval by the shareholders of the Company. The Plan may be terminated at an earlier date by vote of the shareholders or the Board of Directors of the Company; provided, however, that any such earlier termination shall not affect any Agreements executed prior to the effective date of such termination.

31.	AMENDMENT OF THE PLAN AND AGREEMENTS.

The Plan may be amended by the shareholders of the Company. The Plan may also be amended by the Administrator, including, without limitation, to the extent necessary to qualify any or all outstanding Stock Rights granted under the Plan or Stock Rights to be granted under the Plan for favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422 of the Code, and to the extent necessary to qualify the shares issuable upon exercise or acceptance of any outstanding Stock Rights granted, or Stock Rights to be granted, under the Plan for listing on any national securities exchange or quotation in any national automated quotation system of securities dealers. Any amendment approved by the Administrator which the Administrator determines is of a scope that requires shareholder approval shall be subject to obtaining such shareholder approval. Any modification or amendment of the Plan shall not, without the consent of a Participant, adversely affect his or her rights under a Stock Right previously granted to him or her. With the consent of the Participant affected, the Administrator may amend outstanding Agreements in a manner which may be adverse to the Participant but which is not inconsistent with the Plan. In the discretion of the Administrator, outstanding Agreements may be amended by the Administrator in a manner which is not adverse to the Participant.

32.	EMPLOYMENT OR OTHER RELATIONSHIP.

Nothing in this Plan or any Agreement shall be deemed to prevent the Company or an Affiliate from terminating the employment, consultancy or director status of a Participant, nor to prevent a Participant from terminating his or her own employment, consultancy or director status or to give any Participant a right to be retained in employment or other service by the Company or any Affiliate for any period of time.

33.	GOVERNING LAW.

This Plan shall be construed and enforced in accordance with the law of the State of Delaware.

EXHIBIT C - FAIRNESS OPINION

March 2, 2007

PERSONAL AND CONFIDENTIAL

Board of Directors
National Datacomputer, Inc.
900 Middlesex Turnpike, Bldg. 5
Billerica, MA 01821

Gentlemen:

We understand that A.S.T., Inc. and one of its affiliates, (collectively, “AST”) has entered into a transaction (or transactions) with Capital Bank Grawe Gruppe AG (“CapitalBank”), pursuant to which CapitalBank sold to AST its 4,150 shares of the preferred stock (the “Preferred Stock”) of National Datacomputer, Inc. (“NDI” or the “Company”) (representing all of the Company’s issued and outstanding preferred stock), and 22,301,900 shares of the Company’s common stock together with the right to receive accrued but unpaid dividends payable in the form of 8,037,336 shares of common stock (representing approximately 87.49% of the Company’s Common Stock in the aggregate) (the “Common Stock”) for an aggregate purchase price of $750,000. Subsequently, NDI sold its audit business line to AST in exchange for the Preferred Stock, which will be retired, and repurchased the Common Stock from AST for $250,000. Following these transactions, a non-affiliated lead investor and two other investors purchased 23,260,081 shares of Common Stock repurchased by NDI for an aggregate of $460,000. All of the foregoing transactions are hereinafter referred to as the “Preliminary Transactions”. As a condition of his willingness to purchase the shares of Common Stock to be purchased by him, the lead investor has required that executive officers and directors of NDI purchase 7,079,155 shares of the Common Stock repurchased by NDI for an aggregate of $140,000 on the same terms and conditions as the lead investor’s purchase (the “Officers and Directors Transaction”).

Collectively, the investors, including executive officers and directors of NDI, have agreed to purchase 30,339,236 shares of the Common Stock for an aggregate of $600,000, or $0.0197764 per share. Of the funds raised, $250,000 was used to fund the repurchase of the Common Stock from AST, while the balance will provide the Company with additional working capital of up to $350,000. It is anticipated that pursuant to the foregoing transactions, minority stockholders of the Company other than those involved in the Preliminary Transactions and the Officers and Directors Transaction, (the “Non-Affiliated Shareholders”) will own approximately 11.4% of the total shares outstanding of the Company following the consummation of the Preliminary Transactions and the Officers and Directors Transaction.

You have asked us to render our opinion to the Board of Directors of the Company as to whether the Officers and Directors Transaction is fair, from a financial point of view, to the Non-Affiliated Shareholders.

In the course of our analysis for rendering this opinion, we have:

(i)	reviewed the draft Proxy Statement, in substantially the form in which it will be delivered to the Non-Affiliated Shareholders;

(ii)	reviewed the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005;

(iii)	reviewed the Company’s quarterly reports on Form 10-Q for the quarters ended September 30, 2006, June 30, 2006, and March 31, 2006;

(iv)	reviewed the Company’s Form 8-K dated November 29, 2006 related to the Exchange Transaction Term Sheet between the Company and A.S.T., Inc. effective December 1, 2006;

(v)	reviewed the Company’s Form 8-K dated January 23, 2007 related to the Company’s Convertible Promissory Note;

(vi)	reviewed the Company’s Form 8-K/A filed on March 1, 2007, amendment to the Company’s Form 8-K dated January 23, 2007;

(vii)	reviewed certain internal financial statements by business line and other financial and operating data for the twelve months ended December 31, 2006;

(viii)	reviewed the Company’s internal balance sheet by business line as of December 31, 2006;

(ix)
reviewed the Company’s Share Transfer Authorization Agreement and Convertible Promissory Note in substantially the form in which they have been executed by the Company’s officers and directors and the other investors;

(x)
reviewed the executed Patent and Copyright Assignment, Warranty Bill of Sale, Closing Statement and Agreement, Share Delivery Agreement, Agreement Regarding Accounts Receivable and Trade Payables, Confidentiality and Covenant Not to Compete, and Assignment of Equipment Molds between the Company and AST, each effective December 1, 2006;

(xi)
reviewed certain internal financial statements and other financial and operating data, including certain historical financial results and financial projections and forecasts and other forward-looking information, relating to the business lines, earnings, assets, and prospects related to the Company’s current and future operating performance, prepared by the management of the Company;

(xii)
met with and held discussions with the management of the Company concerning the business, past and current operations, earnings, cash flow, assets, financial condition, and future prospects, including discussions concerning cost savings and other benefits that are expected to result from the divestiture of the Company’s audit business line;

(xiii)	discussed with management the Company’s historical attempts to raise outside capital;

(xiv)	met with and held discussions with the Board of Directors of the Company regarding the businesses, past and current operations, earnings, cash flow, assets, financial condition, and future prospects;

(xv)
reviewed the historical market price and trading activity for the Company’s common stock and compared them with those of certain publicly-traded companies which we deemed to be comparable to the Company;

(xvi)	compared the proposed financial terms of the Officers and Directors Transaction with the financial terms of the transaction between AST and CapitalBank involving the Company’s stock;

(xvii)	conducted such other studies and analyses including a liquidation analysis of the Company and a pro forma earnings per share analysis; and

(xviii)	conducted such other studies, analyses, inquiries, and investigations as we deemed appropriate.

The items referred to in clauses (i), (vii), and (viii) above have been provided to us by Company management and are referred to as the “Documents”. We have assumed that the Documents are in final and complete form and make no undertaking to review or consider any changes therein. In the course of our review, and in arriving at our opinion, we have relied upon and assumed, without independent verification, the accuracy and completeness of the Documents and the other financial and other information provided to us (including all of those items listed above), as well as other publicly-available information. With respect to financial projections and financial forecasts, we have assumed that such projections and forecasts have been reasonably prepared and reflect the best currently available estimates and judgments of the Company’s management as to the expected future financial performance of the Company both with the audit business line and without the audit business line with the infusion of capital related to the Officers and Directors Transaction. With respect to the projected financial results, we have reviewed the Company’s projected financial statements and have completed our own independent analysis of such statements. Our analysis has included the consideration of the Company’s ability to achieve those results and its ability to operate as a going concern, in order to arrive at the opinion set forth below. We have further relied upon the assurances of the Company’s management that they are unaware of any facts that would make the information provided to us incomplete or misleading. We have also assumed that the Preliminary Transactions have been, and the Officers and Directors Transaction will be, completed in compliance with applicable law (including, without limitation the Delaware General Corporation Law) and all agreements to which the Company is a party or by which it is bound.

We do not express any opinion as to any tax, legal, accounting or other consequences that might result from the Preliminary Transactions, the Officers and Directors Transaction or any subsequent transaction involving the Company. Nor does our opinion address the Company’s underlying business decision to effect the Preliminary Transactions, the Officers and Directors Transaction or any other transactions.

In arriving at our opinion, we have not undertaken an independent appraisal or valuation of the assets or liabilities of the Company. Our opinion is necessarily based on the economic, market and other conditions in effect on, and the information made available to us as of, the date hereof. It should be understood that, although subsequent developments may alter our opinion rendered herein, we do not have any obligation to update, revise or reaffirm this opinion.

It is understood that this letter is for the benefit and use of the Board of Directors of the Company in its consideration of the Officers and Directors Transaction. This opinion does not address the relative merits of any other transactions or business strategies discussed by the Board of Directors of the Company as alternatives to the Officers and Directors Transaction or the underlying business decision of the Board of Directors of the Company to proceed with or effect the Officers and Directors Transaction. In addition, we express no opinion herein with respect to the Preliminary Transactions.

We have been retained to render a fairness opinion to the Board of Directors of the Company with respect to the Officers and Directors Transaction and will receive a fee for our services, the final portion of which is due when we are prepared to render our opinion. In addition, we may be engaged by the Company in the future to provide additional investment banking services, for which we would be paid a fee.

It is understood that this letter is for the information of the Board of Directors of the Company and is not to be quoted or referred to, in whole or in part, in any registration statement, prospectus, proxy statement, information statement, or in any other document used in connection with the offering or sale of securities, nor shall this letter be used for any other purposes, without our prior written consent, provided, however, that this letter may be published in its entirety in any proxy statement, information statement, or other document distributed to the shareholders of the Company with respect to the Officers and Directors Transaction so long as we are given the opportunity to review in advance any description or discussion of, or reference to, our services and/or this opinion beyond the attachment of this full letter without change. This letter does not constitute a recommendation to any holder of the Company’s common stock as to how such holder should vote or act on any matter relating to the Officers and Directors Transaction or any other matter to be voted on by the shareholders of the Company.

Based on and subject to the foregoing, it is our opinion that, as of the date hereof, and taking into account the terms and conditions set forth in the Documents, the Officers and Directors Transaction, if effected as of the date hereof, is fair, from a financial point of view, to the Non-Affiliated Shareholders.

Very truly yours,

SHIELDS & COMPANY, INC.

NATIONAL DATACOMPUTER, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD MARCH 30, 2007

The undersigned, revoking any previous proxies relating to these Shares, hereby acknowledges receipt of the Notice and Proxy Statement dated March 2, 2007 in connection with the Special Meeting of Stockholders to be held at 10 a.m. Eastern Standard Time on Friday, March 30, 2007 at the offices of the Company, located at 900 Middlesex Turnpike, Bldg. 5, Billerica, Massachusetts 01821 and hereby appoints William B. Berens and Bruna B. Bucacci, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the Common Stock of National Datacomputer, Inc. registered in the name provided in this Proxy which the undersigned is entitled to vote at the Special Meeting of Stockholders, and at any adjournments of the Meeting, with all the powers the undersigned would have if personally present at the Meeting. Without limiting the general authorization given by this Proxy, the proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the Proxy.

This Proxy when executed will be voted in the manner directed herein. If no direction is made this Proxy will be voted FOR the proposals. In their discretion the proxies are authorized to vote upon such other matters as may properly come before the Meeting or any adjournments of the Meeting.

1.	Proposal to amend the Company’s Certificate of Incorporation to increase the number of authorized shares of Common Stock from 30,000,000 to 50,000,000 shares.

☐ FOR            ☐ AGAINST            ☐ ABSTAIN

2.	Proposal to amend the Company’s Certificate of Incorporation to decrease the par value of Common Stock for $.08 per share to $.001 per share.

☐ FOR            ☐ AGAINST            ☐ ABSTAIN

3.	Proposal to amend the Company’s Certificate of Incorporation to authorize a class of undesignated Preferred Stock.

☐ FOR            ☐ AGAINST            ☐ ABSTAIN

4.	Proposal to adopt the 2007 Employee, Director and Consultant Stock Plan and to reserve 2,000,000 shares of the Company’s Common Stock for grant under that plan.

☐ FOR            ☐ AGAINST            ☐ ABSTAIN

5.	Proposal to approve the sale and issuance of shares of the Company’s Common Stock to the current directors and officers.

☐ FOR            ☐ AGAINST            ☐ ABSTAIN

☒Please mark votes as in this example.

The Board of Directors recommends a vote FOR all above Proposals.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
Signature:	Date
Signature:	Date

PLEASE CAST YOUR VOTE AS SOON AS POSSIBLE!